UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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CAPITAL TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAPITAL TRUST, INC.
410 Park Avenue, 14th Floor
New York, New York 10022

April   , 2011

Dear Stockholders:

You are cordially invited to attend the 2011 annual meeting of stockholders of Capital Trust, Inc., a Maryland Corporation, which will be held at 10:00 a.m., local time, on Friday, June 24, 2011, at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022. At the annual meeting, stockholders will be asked to:

•	elect directors,

•	approve and adopt our 2011 long-term incentive plan,

•	approve our tax benefit preservation rights agreement,

•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011, and

•	act upon such other business as may properly come before the meeting,

all as described in the attached notice of annual meeting of stockholders and proxy statement.

This year, we will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process will provide you with a convenient and quick way to access the proxy materials, including our proxy statement and 2010 annual report to stockholders, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May 10, 2011, we will mail to our stockholders a Notice of Meeting and Internet Availability of Proxy Materials, which we refer to as the Notice and Access card, containing instructions on how to access our proxy statement and our 2010 annual report to stockholders and authorize a proxy to vote electronically via the Internet. The Notice and Access card also contains instructions as to how you can receive a paper copy of our proxy materials.

It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete a proxy as promptly as possible — by Internet, telephone or mail — so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

/s/  Samuel Zell
Samuel Zell
Chairman of the Board

CAPITAL TRUST, INC.
410 Park Avenue, 14th Floor
New York, New York 10022

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

We hereby notify you that we are holding our 2011 annual meeting of stockholders at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, on Friday, June 24, 2011, at 10:00 a.m., New York City time, for the following purposes:

1. To elect eight directors to the board of directors to serve until our next annual meeting of stockholders and until such directors’ successors are duly elected and qualify.

2. To consider and vote upon a proposal to approve and adopt our 2011 long-term incentive plan.

3. To consider and vote upon a proposal to approve our tax benefit preservation rights agreement.

4. To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

5. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You can vote your shares of class A common stock if our records show that you were a stockholder as of the close of business on April 29, 2011, the record date for the annual meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested authorize a proxy to vote their shares electronically via the Internet or by telephone or by completing and returning the proxy card if you requested paper copies of our proxy materials. Voting instructions are provided in the notice of meeting and Internet availability of proxy materials, or, if you requested paper copies, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors,

/s/  Geoffrey G. Jervis
Geoffrey G. Jervis
Secretary

April   , 2011

CAPITAL TRUST, INC.
410 Park Avenue, 14th Floor
New York, New York 10022

PROXY STATEMENT FOR
2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 24, 2011

This proxy statement is being furnished by and on behalf of our board of directors in connection with the solicitation of proxies to be voted at the 2011 annual meeting of stockholders. The date, time and place of the annual meeting are:

Date:	June 24, 2011
Time:	10:00 a.m., New York City time
Place:	The law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022

At the annual meeting, stockholders will be asked to:

•	Elect the following nominees as our directors to serve until our next annual meeting of stockholders and until such directors’ successors are duly elected and qualify: Samuel Zell, Thomas E. Dobrowski, Martin L. Edelman, Edward S. Hyman, Stephen D. Plavin, Henry N. Nassau, Joshua A. Polan and Lynne B. Sagalyn (“Proposal 1”);

•	Consider and vote upon the approval and adoption of our 2011 long-term incentive plan attached hereto as “Appendix A” (“Proposal 2”);

•	Consider and vote upon the approval of our tax benefit preservation rights agreement attached hereto as “Appendix B” (“Proposal 3”);

•	Consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending December 31, 2011 (“Proposal 4”); and

•	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our principal offices are located at 410 Park Avenue, 14th Floor, New York, New York 10022 and our telephone number is (212) 655-0220.

We are furnishing the proxy materials for the 2011 annual meeting electronically using the Internet through the mailing of a notice of meeting and internet availability of proxy materials to our stockholders. The notice regarding Internet availability of proxy materials furnishing this proxy statement and the enclosed proxy card and our 2010 annual report to stockholders will be first mailed to stockholders of record on or about May 10, 2011.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the proxy statement, we answer some common questions regarding the 2011 annual stockholders meeting and the voting of shares at the meeting.

Where and when will the annual meeting be held?

The date, time and place of the meeting are:
June 24, 2011
10:00 a.m. (New York City time)
The law offices of Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The United States Securities and Exchange Commission, or the SEC, has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the notice of meeting and Internet availability of proxy materials, which we refer to as the Notice and Access card, which has been mailed to our stockholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access card also instructs you as to how you may submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.

Can I vote my shares by filling out and returning the Notice and Access card?

No. The Notice and Access card identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and Access card and returning it. The Notice and Access card provides instructions on how to vote via the Internet or in person at the meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy to vote by the Internet, by telephone or by returning a signed paper proxy card.

Why did you send me the Notice and Access card?

We sent you the Notice and Access card regarding this proxy statement because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the annual meeting. You don’t have to attend the annual meeting in order to vote your shares. Instead, you may simply authorize a proxy to vote your shares electronically via the Internet or by telephone or by completing and returning the proxy card if you requested a paper copy of our proxy materials. Voting instructions are provided on the Notice and Access card, or, if you requested a paper copy of our proxy materials, the instructions are printed on your proxy card and included in this proxy statement.

Who can vote?

You can vote your shares of class A common stock if our records show that you were the owner of the shares as of the close of business on April 29, 2011, the record date determining the stockholders who are entitled to vote at the annual meeting. As of April 29, 2011, there were a total of 22,211,108 shares of our class A common stock outstanding and entitled to vote at the annual meeting. You have one vote for each share of class A common stock that you own.

How are votes counted?

We will convene the annual meeting if stockholders representing the required quorum of shares of class A common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or attend the meeting. A majority of the shares of class A common stock entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes (which occur when a brokerage firm has not received voting instructions from the beneficial owner on a non-routine matter, as defined by the New York Stock Exchange, or NYSE) will also be considered present for the purpose of determining whether we have a quorum.

Your shares may be voted on Proposal 4 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NYSE rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The ratification of the appointment of Ernst & Young LLP as our independent auditors is considered a routine matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. Proposals 1, 2 and 3, relating to the election of directors, approval and adoption of our 2011 long-term incentive plan and approval of our tax benefit preservation rights agreement are not considered routine matters and therefore, if you do not provide voting instructions to your brokerage firm as described below, no vote for your shares will be cast with respect to these proposals.

For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the vote on the ratification of the appointment of Ernst & Young LLP as our independent auditors and approval of our tax benefit preservation rights agreement, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the vote on the approval and adoption of our 2011 long-term incentive plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

What is the required vote for approval?

The election of each of our nominees for director requires a plurality of all the votes cast at the annual meeting. Each of the ratification of the appointment of Ernst & Young LLP as our independent auditors and the approval of our tax benefit preservation rights agreement requires a majority of the votes cast at the annual meeting on such matter.

Approval of our 2011 long-term incentive plan will require the affirmative vote of a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of the shares of class A common stock entitled to vote on the proposal.

How do I vote by proxy?

Follow the instructions on the Notice and Access card to authorize a proxy to vote your shares electronically via the Internet. If you requested a paper copy of our proxy materials, follow the instructions printed on the paper proxy card to authorize a proxy to vote via the Internet, by telephone or by completing and returning the paper proxy card. The individuals named and designated as proxies will vote your shares as you instruct. You have the following choices in voting electronically, by telephone or by paper proxy card:

You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either vote “FOR” all directors or withhold your vote on all or certain directors specified by you.

•	You may vote “FOR”, against or abstain on the proposals to approve and adopt our 2011 long-term incentive plan and approve our tax benefit preservation rights agreement.

•	You may vote “FOR”, against or abstain on the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors.

•	You may submit a signed proxy without indicating your vote on any matter, in which case the designated proxies will vote to elect all eight nominees as directors and approve the other proposals.

How can I authorize a proxy to vote by telephone or over the Internet?

To authorize a proxy to vote electronically via the Internet, go to the www.proxyvote.com website and follow the instructions. Please have your Notice and Access card in hand when accessing the website, as it contains a 12-digit control number required to vote.

If you requested a paper copy of our proxy materials, in order to authorize a proxy to vote by telephone or over the Internet, you must either call the toll-free number reflected on the paper proxy card or go to the www.proxyvote.com website and follow the instructions. Please have your paper proxy card in hand when calling the toll-free number or accessing the website, as it contains a 12-digit control number required to vote.

You can authorize a proxy to vote by telephone or via the Internet at any time prior to 11:59 p.m. New York City time, June 23, 2011, the day before the annual meeting.

What do I do if my shares are held in “street name”?

If your shares are held by your brokerage firm, a bank or other nominee in “street name,” you will receive a Notice and Access card intended for their beneficial holders with instructions for providing to such intermediary voting instructions for your shares electronically via the Internet at the www.proxyvote.com website, utilizing the 12-digit control number printed on the card. You may also request paper copies of the proxy materials and provide voting instructions by completing and returning the enclosed voting instruction form in the addressed, postage paid envelope provided. Alternatively, if you receive paper copies, many banks and brokerage firms provide instructions for their beneficial holders to provide voting instructions via the Internet or by telephone. If your shares are held in “street name” and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a legal proxy form from the record holder of your shares and present it to the inspector of election with your ballot.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting include the proposals we have described in this proxy statement: the election of eight directors, the approval and adoption of our 2011 long-term incentive plan and the approval of our tax benefit preservation rights agreement, and the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2011. If other matters are properly presented at the meeting, the proxies designated in the proxy cards will vote your shares in their discretion.

Can I change my vote after I submit my proxy?

Yes. At any time before the vote on a proposal, you can change your vote either by executing or authorizing, dating and delivering to us a new proxy via the Internet, by telephone or mail prior to the annual meeting, by giving us a written notice revoking your proxy card or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022, Attention: Secretary, and new paper proxy cards should be sent to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Can I vote in person at the annual meeting rather than by authorizing a proxy?

Although we encourage you to complete and return a paper proxy card or authorize a proxy to vote telephonically or electronically via the Internet, to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you have submitted a paper proxy card or authorized a proxy electronically or telephonically.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending you these proxy materials, some of our employees may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this. We have engaged Mackenzie Partners, Inc., an outside proxy solicitation firm, to solicit votes and the cost to us of engaging such a firm is estimated to be $10,000 plus reasonable out-of-pocket expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS

The number of directors that comprise our entire board of directors has been fixed at eight. Eight nominees will be proposed for election as directors at the annual meeting to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualify. All eight nominees currently serve on our board of directors.

All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board alternatively acts to reduce the size of the board or maintain a vacancy on the board in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

The names, ages as of April   , 2011, and existing positions with us of the nominees, if any, are as follows:

Name	Age	Office or Position Held

Samuel Zell	69	Chairman of the Board of Directors
Thomas E. Dobrowski	67	Director
Martin L. Edelman	69	Director
Edward S. Hyman	66	Director
Stephen D. Plavin	51	Director, Chief Executive Officer and President
Henry N. Nassau	56	Director
Joshua A. Polan	63	Director
Lynne B. Sagalyn	63	Director

The name, principal occupation for the last five years, selected biographical information and the period of service as our director of each of the nominees are set forth below.

Samuel Zell has been the chairman of the board of directors since 1997. He maintains a substantial interest in and serves as chairman for four other companies listed on the NYSE: Equity Residential, the largest apartment real estate investment trust (REIT) in the United States; Equity Lifestyle Properties, a REIT that owns and operates manufactured home communities; Covanta Holding Corp., an international leader in converting waste to energy; and Anixter International (AXE), a value-added provider of integrated networking and cabling solutions that support business information and network infrastructure requirements. Mr. Zell is also the chairman of Tribune Company, a media conglomerate. In December 2008, the Tribune Company filed for protection under Chapter 11 of the United States Bankruptcy Code. In addition, Mr. Zell is President and Chairman of Equity Group Investments, the private investment firm he founded more than 40 years ago, and he is the chairman of Equity International, a private leading investor in real estate-related businesses outside of the United States. Mr. Zell is most recognized as a founding father of today’s public real estate industry and as the originator of three of the largest REITs in industry history. He served as chairman for one of those REITs, Equity Office Properties Trust, from its initial public offering in July 1997 until it was sold in the largest leveraged buyout in history in February 2007. Mr. Zell serves on the JPMorgan National Advisory Board; The President’s Advisory Board at the University of Michigan; and with the combined efforts of University of Michigan Business School, established the Zell/Lurie Entrepreneurial Center. As the current or past chairman of other REITs founded by him, we believe Mr. Zell has the leadership experience to serve as our chairman.

Thomas E. Dobrowski has been a director since 1998. Mr. Dobrowski has been retired from General Motors Asset Management (GMAM), an investment manager for several pension funds of General Motors, its subsidiaries and affiliates, as well as for several third party clients, since October 2005. From December 1994 until September 2005, he was the managing director of real estate and alternative investments for GMAM. Mr. Dobrowski is a director of Equity Lifestyle Properties, Inc. and previously served as a director of Equity Office Properties Trust until its sale in 2007. Mr. Dobrowski had a long career as a senior investment officer for a major pension plan investor, and oversaw the original investment made by GMAM into our business, which gives him unique insight into our investment activities.

Martin L. Edelman has been a director since 1997. Mr. Edelman has been of counsel to Paul, Hastings, Janofsky & Walker LLP, and prior thereto Battle Fowler LLP, each a law firm that has provided services to us. Mr. Edelman was a partner with Battle Fowler LLP from 1972 to 1993. He had been a director of Cendant Corporation and a member of the executive committee of that corporation’s board of directors from November 1993 until its deconsolidation in 2006. He currently serves as a director of Avis/Budget Group, Inc., a rental car company, and Ashford Hospitality Trust, a hospitality property focused REIT. Mr. Edelman has extensive commercial real estate industry experience and knowledge developed over his nearly 40 years of practicing law, which provides us with valuable perspectives into developments in our industry.

Edward S. Hyman has been a director since 2005. Mr. Hyman is chairman of International Strategy & Investment Group Inc. and is a director of International Strategy & Investment Inc. Prior to forming both of these companies in April 1991, he was vice chairman and a member of the board of C.J. Lawrence Inc., which he joined in 1972. Mr. Hyman is a board member of the China Institute and Said Holdings Limited as well as a member of the Advisory Committee for the New York Public Library’s Financial Services Leadership Forum and a member of Money Marketeers. He also serves on the finance committee of Bowdin College. Mr. Hyman is a leading Wall Street economist which provides him with unique insight into economic conditions that impact our business.

Stephen D. Plavin has been a director and serves as our president and chief executive officer since December 2009. Mr. Plavin served as our chief operating officer since 1998. Prior to joining us, Mr. Plavin was employed for fourteen years with the Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. Mr. Plavin held various positions within the real estate finance unit of Chase, including the management of: loan origination and execution, loan syndications, portfolio management, banking services and real estate owned sales. He served as a managing director responsible for real estate client management for Chase’s major real estate relationships and in 1997 he became co-head of global real estate for Chase. Mr. Plavin serves as a director of Omega Healthcare Investors, Inc., a skilled nursing real estate investment trust and as non-executive Chairman of WCI Communities Inc. Mr. Plavin’s experience and background as a senior member of management since 1998 have provided him with valuable knowledge of and experience with our business, which we believe positions him to contribute to our board’s oversight functions.

Henry N. Nassau has been a director since 2003. Mr. Nassau has been a partner since September 2003 and is chair of the corporate and securities group at the law firm Dechert LLP. Mr. Nassau was the chief operating officer of Internet Capital Group, Inc., an Internet holding company, from December 2002 until June 2003, having previously served as managing director, general counsel and secretary since May 1999. Mr. Nassau was previously a partner at Dechert LLP from September 1987 to May 1999 and was chair of the firm’s business department from January 1998 to May 1999. At Dechert LLP, Mr. Nassau engages in the practice of corporate law, concentrating on mergers and acquisitions, public offerings, private equity and venture capital financing. Mr. Nassau has significant professional experience as an officer of a public company and as an attorney and partner in a major law firm which allows him to make unique contributions in the area of corporate governance.

Joshua A. Polan has been a director since 2004. Mr. Polan is a managing director of Berkley Capital, LLC, a wholly owned subsidiary of W. R. Berkley Corporation, which we refer to as WRBC. He has been an executive officer of Interlaken Capital, Inc., or Interlaken, a company substantially owned and controlled by William R. Berkley, WRBC’s chairman of the board and chief executive officer, since June 1988, and currently serves as managing director of Interlaken. For more than five years prior to June 1988, Mr. Polan was a partner in the public accounting firm of Touche Ross & Co. Mr. Polan is a member of the management committee of LD Realty Advisors LLC, the general partner of LDPG Realty Investors, L.P. We believe Mr. Polan’s experience in the insurance industry and the investment activities of his employer provides useful insight into our business.

Lynne B. Sagalyn has been a director since 1997. Dr. Sagalyn is the Earle W. Kazis and Benjamin Schore Professor of Real Estate at Columbia Business School where she is director of the Paul Milstein Center for Real Estate and the MBA Real Estate Program. This position marks a return to Columbia, where she had been a professor of finance and economics for more than twelve years, and to the MBA Real Estate Program, which she developed during that period. From 2004 until her return to Columbia in July 2008, Professor Sagalyn held appointments at the University of Pennsylvania in both the School of Design (City Planning Department) and the Wharton School (Real Estate Department). Dr. Sagalyn is the Vice Chairman and a director of UDR, Inc., a self-administered REIT in the apartment communities sector. Additionally, Dr. Sagalyn serves on the Advisory Board of The Goldman Family Enterprises. She has also served on the New York City Board of Education Chancellor’s Commission on the Capital Plan. Through her prominent positions in graduate real estate programs of leading universities, Dr. Sagalyn brings expertise in real estate and finance to our board and the audit committee, of which she is the chair.

Vote Required; Recommendation

The election to the board of directors of each of our eight nominees will require the affirmative vote of a plurality of all the votes cast at the annual meeting. Our board of directors unanimously recommends that you vote for the election of all eight nominees named above.

Board of Directors; Committees

Our board of directors has eight members and is currently comprised of Messrs. Zell, Dobrowski, Edelman, Hyman, Plavin, Nassau and Polan and Dr. Sagalyn. Our board of directors has determined that Messrs. Dobrowski, Hyman, Nassau, Polan and Zell and Dr. Sagalyn are independent under the criteria for independence set forth in the listing standards of the NYSE, and therefore, upon the election of all eight nominees, we will meet the NYSE requirement for a majority of independent directors serving on the board of directors. Our board of directors considered the following transactions, relationships and arrangements between each director or any member of his or her immediate family and the company and its subsidiaries and affiliates. Mr. Dobrowski was previously employed by the investment manager for several pension funds of General Motors Corporation, its subsidiaries and affiliates, which have invested in our private funds and which own, as of April   , 2011, approximately 3.1% of the shares of our class A common stock, and he serves on the board of directors of another company chaired by our chairman of the board. Mr. Polan serves as a managing director of Berkley Capital, LLC, a wholly owned subsidiary of WRBC, which owns, as of April   , 2011, approximately 17.3% of the shares of our class A common stock and whose nomination is required pursuant to a director nomination right. We also entered into three separate account advisory agreements with affiliates of WRBC under which we direct for investment, on a discretionary basis, $350 million of committed capital on behalf of WRBC in commercial real estate mortgages, mezzanine loans and participations therein. In addition, on April 27, 2007, we purchased a $20.0 million subordinated interest in a mortgage from a dealer. Proceeds from the original mortgage financing were used for the construction and leasing of an office building in Washington, D.C. that is owned by a joint venture. WRBC has a substantial economic interest in one of the joint venture partners. This loan was sold to the joint venture owner at a discount in November 2009. A wholly-owned subsidiary of WRBC is an investor in Five Mile Capital Partners LLC and private funds under its management, collectively referred to as Five Mile. On March 31, 2011, Five Mile provided an $83.0 million mezzanine loan to our majority-owned subsidiary in connection with our recently completed comprehensive restructuring. The Zell family has invested in our private funds and we previously made minor payments for insurance services to a subsidiary of Equity Office Properties Trust.

Our board of directors currently has four standing committees: an audit committee, a compensation committee, a corporate governance committee and an investment committee.

Audit Committee:  The audit committee is currently comprised of Messrs. Dobrowski and Nassau and Dr. Sagalyn, with Dr. Sagalyn serving as the committee’s chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each of Messrs. Dobrowski and Nassau is qualified as an audit committee financial expert within the meaning of Item 407(d)(ii) of Regulation S-K under the Exchange Act, and our board of directors has determined that they each have the accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee appoints our independent auditors, oversees the quality and integrity of our financial reporting and the audits of our financial statements by our independent auditors and in fulfilling its oversight function, reviews with our management and independent auditors the scope and result of the annual audit, our auditors’ independence and our accounting policies. The audit committee is also responsible for the overall administration of our code of business conduct and ethics, including its interpretation and amendment. Our board of directors has adopted a written charter under which the audit committee operates. This charter is posted on our corporate website at www.capitaltrust.com.

The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters in accordance with Rule 10A-3 under the Exchange Act. The full text of these complaint procedures is available on our corporate website at www.capitaltrust.com.

Compensation Committee:  The compensation committee is currently comprised of Mr. Polan and Dr. Sagalyn, with Mr. Polan serving as the committee’s chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the NYSE. The compensation committee oversees the compensation of executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof.

In particular, the compensation committee’s primary duties are described in the compensation committee charter and include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by our board of directors) exercising sole authority to determine and approve our chief executive officer’s compensation level based on this evaluation;

•	determining the long-term incentive component, if any, of our chief executive officer’s compensation by considering among other factors selected by the compensation committee, our performance and relative stockholder return, our chief executive officer’s individual performance, including progress on strategic objectives, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to our chief executive officer in past years;

•	considering the recommendations of our chief executive officer with respect to non-chief executive officer management and key employee compensation and determining and approving such compensation;

•	reviewing and making recommendations to our board of directors with respect to incentive compensation plans and equity-based compensation plans or material changes to any such existing plans and discharging and administering any such plans as required by the terms thereof;

•	overseeing the drafting and reviewing and discussing with management the compensation discussion and analysis and related disclosures required by the SEC;

•	preparing and approving the compensation committee report for inclusion in our proxy statement in accordance with applicable SEC regulations;

•	periodically reviewing, as and when determined appropriate, executive compensation programs and total compensation levels;

•	reviewing and making recommendations to our board of directors concerning compensation arrangements for non-employee members of our board of directors and stock ownership guidelines;

•	in consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing our policies on structuring compensation programs to preserve tax deductibility, and, as and when required or desired, establishing performance goals and confirming that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code, or the Code;

•	reviewing and approving any severance or similar termination payments proposed to be made to any of our current or former executive officers; and

•	performing any other duties or responsibilities expressly delegated to the compensation committee by our board of directors from time to time relating to our compensation programs.

The compensation committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants as it deems appropriate, without obtaining the approval of our board of directors or management. The compensation committee shall have the sole authority to select and retain a compensation consultant to assist in the evaluation of chief executive officer compensation.

The compensation committee has previously engaged the services of a compensation consultant, FPL Associates Compensation, a division of FPL Associates L.P., or FPL, with respect to the now expired employment agreements we entered into with certain of our executive officers. FPL has no other relationships with the company and is considered an independent third party advisor. FPL did not provide compensation consulting services with respect to compensation decisions made for 2010, but was consulted with respect to certain awards in 2011, including a component of certain awards made upon the recent consummation of our comprehensive debt restructuring.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, as in effect from time to time, and (ii) “outside directors” for the purposes of Section 162(m) of the Code, as in effect from time to time.

Our board of directors has adopted a written charter under which the compensation committee operates. This charter is posted on our corporate website at www.capitaltrust.com.

Corporate Governance Committee:  The corporate governance committee is currently comprised of Messrs. Dobrowski, Nassau and Polan, with Mr. Nassau serving as the committee’s chairperson. All corporate governance committee members meet the independence criteria set forth in the listing standards of the NYSE. Among other things, the corporate governance committee identifies qualified individuals to become board members, recommends to the board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develops and recommends to the board our corporate governance guidelines.

More specifically, the corporate governance committee is responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual members of the board of directors, as well as the composition of the board as a whole, in the context of our needs. The corporate governance committee will review all nominees for director, including those recommended by stockholders, in accordance with requirements and qualifications set forth in our corporate governance guidelines and will recommend that the board select those nominees whose attributes it believes would be most beneficial to us. This review involves an assessment of the personal qualities and characteristics, accomplishments and business reputation of director candidates. The corporate governance committee will assess candidates’ qualifications based on the following minimum criteria, which may be modified from time to time by the corporate governance committee:

•	demonstrated personal integrity and moral character;

•	willingness to apply sound and independent business judgment for the long-term interests of stockholders;

•	relevant business or professional experience, technical expertise or specialized skills;

•	personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the company’s needs; and

•	ability to commit sufficient time to effectively carry out the substantial duties of a director.

While our corporate governance guidelines do not include an express diversity policy, we note that Dr. Sagalyn, who has been one of our longest standing directors, was recruited in part with a gender diversity goal in mind. Other women have served on our board during our corporate history, which we believe establishes a record of gender diversity.

Our board of directors has adopted a written charter under which the corporate governance committee operates. This charter is posted on our corporate website at www.capitaltrust.com. A copy of our corporate governance committee charter is available free of charge, upon request directed to Investor Relations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022.

Investment Committee:  The investment committee is currently comprised of Messrs. Zell and Nassau. The investment committee exercises the authority of the board to approve additions to or modifications of our portfolio of loans and investments beyond the limits of the authority delegated to management in our loan policy.

Meetings:  Our board of directors conducts its business through meetings of the board, actions taken by written consent in lieu of meetings and by the actions of its committees. During fiscal year 2010, our board of directors held five meetings and took one action by written consent. During fiscal year 2010: (i) the audit committee held four meetings, (ii) the compensation committee held one meeting and took one action by written consent, (iii) the corporate governance committee held one meeting and (iv) the investment committee did not hold any formal committee meetings, but rather discussed matters informally. During fiscal year 2010, each director attended at least 80% of all meetings of the board of directors and at least 75% of all meetings of committees on which he or she served.

Executive Sessions:  Executive sessions of non-management directors are periodically held in connection with regularly scheduled meetings of the board. Our corporate governance guidelines provide that, at their discretion, the non-management directors may designate the director who will preside at each executive session of the board, or if no director has been designated, the chairperson of the corporate governance committee shall serve as such presiding director. No director has been designated to preside at all executive sessions and therefore Henry N. Nassau, chairman of our governance committee, presides at executive sessions of the board. Stockholders or interested parties may submit communications addressed to the board of directors or the non-management directors to our secretary in accordance with our stockholder nominations and communications policy.

Board Leadership Structure and Role in Risk Oversight:  We have separated the positions of chairman of the board and chief executive officer since our business was founded in 1997. Mr. Samuel Zell currently serves as chairman of the board and Mr. Stephen D. Plavin serves as our chief executive officer and is a member of the board. We believe that this leadership structure is appropriate since it allows our chief executive officer to focus on the management of our day-to-day operations, while allowing the chairman of the board to lead the board in the performance of its oversight role in our governance.

As with every business, we confront and must manage various risks and our success in risk management can impact our ultimate success. We face a number of risks, including financial and economic risks related to the performance of our portfolio and how our investments have been financed. Our senior management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of our risk management. Our board has the responsibility to satisfy itself that the risk management processes designed by management are adequate and functioning as designed. Our loan policy, as approved by the board, contains procedures designed to mitigate the risks that arise in connection with our investment activities. The board has fostered a culture of transparent and open communication with senior management, a critical condition for effective risk management and oversight. Senior management regularly reports to the board on conditions in our business and our portfolio and addresses any questions or concerns raised by the board on risk management-related and any other matters. While our board of directors is ultimately responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management. The compensation and the corporate governance committee assist the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and risks associated with board organization, membership and structure, succession planning, and corporate governance. The investment committee exercises the authority of the board to approve additions to or modifications of our portfolio of loans and investments beyond the limits of the authority delegated to management in our loan policy.

Corporate Governance

Code of Business Conduct and Ethics:  We have adopted a code of business conduct and ethics that applies to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of business conduct and ethics is designed to comply with SEC regulations and NYSE listing standards related to codes of conduct and ethics and is posted on our corporate website at www.capitaltrust.com. A copy of our code of business conduct and ethics is available free of charge, upon request directed to Investor Relations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022.

Corporate Governance Guidelines:  We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it should perform its functions. Our corporate governance guidelines are posted on our corporate website at www.capitaltrust.com. A copy of our corporate governance guidelines is available free of charge, upon request directed to Investor Relations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022.

Stockholder Nominations and Communications Policy:  Our board of directors has adopted policies with respect to the consideration of candidates recommended by stockholders for election as directors and stockholder and interested party communications with the board of directors.

Stockholders may recommend director nominees for consideration by the corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Stockholder Nominations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate.

Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to our secretary at: Secretary, Stockholder Communications, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients in accordance with the existing instructions.

The full text of the stockholder nominations and communications policy is available on our corporate website at www.capitaltrust.com.

Director Attendance at Annual Meeting of Stockholders:  We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. At our last annual meeting, which was held on June 24, 2010, two directors attended.

Compensation Committee Interlocks and Insider Participation

During 2010, the compensation committee of the board of directors was comprised of Mr. Polan and Dr. Sagalyn. None of the committee’s members was employed by us as an officer or employee during 2010. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

For a description of certain relationships and transactions with members of the board of directors or their affiliates, see “— Transactions With Related Persons, Promoters and Certain Control Persons” below.

Executive and Senior Officers

The following sets forth the positions, ages as of April   , 2011 and selected biographical information for our executive and senior officers who are not directors.

Geoffrey G. Jervis, age 39, has served as our chief financial officer since 2005. Prior to that time, he served as our director of capital markets since 2004. Mr. Jervis is responsible for all capital markets and finance activities for the balance sheet and investment management segment of our business. He has been employed by us in various positions since 1998. Prior to joining us, Mr. Jervis was the chief of staff to the New York City Economic Development Corporation. Mr. Jervis received a B.A. from Vanderbilt University and an M.B.A. with honors from Columbia Business School.

Thomas C. Ruffing, age 50, has served as chief credit officer and head of asset management since July 2006. Mr. Ruffing is responsible for the credit underwriting and asset management of all of our investment portfolios. Prior to that time, he served as our head of asset management since 2001. Prior to joining us in 2001, Mr. Ruffing was employed by JPMorgan Chase serving in its real estate finance and investment banking group since 1990. Mr. Ruffing received B.S. and M.E. degrees from the University of Virginia and an M.B.A. from Columbia Business School.

COMPENSATION COMMITTEE REPORT*

Our compensation committee has reviewed the Compensation Discussion & Analysis with management and, based on that review, recommends to the board of directors that it be included in our proxy statement which is incorporated by reference in our annual report on Form 10-K.

Compensation Committee

Joshua A. Polan
Lynne B. Sagalyn

*	The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

COMPENSATION DISCUSSION AND ANALYSIS

I.	Administration of Compensation Programs

Our compensation committee oversees our compensation programs. As described in greater detail above, our compensation committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our employees. In particular, our compensation committee is responsible for evaluating the performance of our chief executive officer in light of preset goals and objectives, and determining and approving the chief executive officer’s compensation level based on this evaluation. Our compensation committee is also responsible for reviewing and approving the salaries and other compensation of our named executive officers, which we refer to as NEOs. Our NEOs for 2010 include Stephen D. Plavin, our chief executive officer, or CEO, Geoffrey G. Jervis, our chief financial officer, or CFO, and Thomas C. Ruffing, our chief credit officer, or CCO.

II.	Compensation Philosophy and Program Objectives

Our objective is to provide compensation packages that attract, retain and motivate experienced and qualified executives, reward individual performance, align the interests of our NEOs with those of our stockholders and provide incentives for the creation of stockholder value. Historically, our executive compensation program has consisted of three main elements: an annual base salary, annual cash bonus compensation and long-term incentive compensation. Under our historical practices, we had designed the bonus and long-term compensation elements of our NEO compensation program to link individual compensation to the achievement of objective performance measures relating to key business goals that drive our financial performance.

Our historical practices were impacted by the effects of the financial market turmoil and the restructuring of our recourse liabilities that we concluded with our lenders in March 2009, which we refer to as our March 2009 Restructuring. Under the terms of our March 2009 Restructuring, annual cash compensation for our employees, other than our CEO, COO and CFO, was capped at $5.8 million (approximately the level of compensation for this group of employees in 2008). Our CEO, COO and CFO base salaries were set at then existing levels and any bonus compensation required the approval of not only our board of directors, but also representatives from certain of our lenders. Our compensation committee’s discretion was limited as long as these restrictions remained in place.

On March 31, 2011, we restructured all of our recourse debt obligations pursuant to a series of transactions that, except for certain key man provisions discussed below, eliminated the restrictive covenants that were established in 2009, including those governing the compensation payable to our NEOs and other employees. With the elimination of these restrictions, we were able to award additional bonus and incentive compensation upon the consummation of our recently completed comprehensive debt restructuring, which we refer to as the restructuring awards, discussed below.

We believe that the compensation provided to our executives should be commensurate with the performance of the company and must recognize the competitive environment for talented executives in which we operate. We compete for talent with other public and private commercial mortgage finance company platforms, private equity firms, as well as the commercial mortgage backed securities, or CMBS, and structured finance groups within Wall Street commercial banks and investment banking firms. The overall principle guiding our NEO compensation is to pay total compensation that encourages outstanding performance and is in line with the competitive market. The actual compensation paid to each NEO will vary based on company and individual performance and the NEO’s role within the company. The employment agreements previously in effect with each of our NEOs have expired. Going forward, in light of the flexibility we possess following our recently consummated comprehensive debt restructuring, our compensation committee and our board will reevaluate the need for employment agreements with our NEOs.

III.  Procedural Approach

Role of the Board of Directors and Compensation Committee

Consistent with our philosophy, bonus and long-term compensation elements of our compensation program are designed to be commensurate with the performance of the company. In the past, prior to the recent turmoil in the financial markets and the resulting impact on our business, our board of directors had endorsed strategic business goals for our company that were centered on the growth and management of the balance sheet and investment management segments of our business. Our compensation committee in consultation with our CEO considered these strategic business goals along with individual and company performance in determining bonuses to our NEOs. Given the conditions in our business, which culminated in the March 2009 Restructuring, we shifted our focus in 2009 and 2010 to managing our portfolio and associated liabilities in order to obtain maximum recoveries and stabilizing our platform. In the face of the impending maturities of our recourse debt obligations on March 15, 2011, we embarked on an effort to implement a comprehensive restructuring of all of our outstanding recourse debt obligations, which we successfully consummated on March 31, 2011. As discussed below, effective as of the close of the restructuring, our compensation committee authorized grants of certain restructuring awards to our NEOs. The restructuring awards were designed to serve our goal of retaining these executives, as well as to reward them for the successful consummation of the comprehensive restructuring. In developing the level of these awards, our compensation committee made qualitative judgments concerning the respective roles played by, and level of contribution made by, the NEOs.

In the future, as our operations normalize, consistent with our past practices, our compensation committee will revisit our executive compensation program as part of the annual review of salary, bonus and incentive compensation with a goal to implement programs that link individual compensation to the achievement of objective performance measures relating to key business goals that drive our financial performance.

Our CEO attends compensation committee meetings, but does not attend executive sessions. Our CEO makes recommendations to our compensation committee regarding the compensation of other NEOs, but does not vote on matters presented for approval or action by our compensation committee.

Our compensation committee previously engaged the services of a compensation consultant, FPL Associates Compensation, a division of FPL Associates L.P., or FPL, at the time we previously entered into the now expired employment agreements with our NEOs and determined that these agreements were “at market.” FPL has no other relationships with the company and is considered an independent third party advisor. FPL did not provide any compensation consulting services with respect to the compensation decisions made for 2010, but was consulted with respect to certain awards in 2011, including the component of the restructuring awards that are tied to the long-term recovery of our legacy assets.

Our compensation committee held meetings or acted through written consent twice during the year ended December 31, 2010.

IV.	Compensation Structure

A.	Overview of Elements of Pay

In 2010, we utilized two main elements of compensation for our NEOs:

•	Annual Base Salary — Fixed salary as established in the executives’ employment agreements, when applicable, or otherwise as determined, at the discretion of our compensation committee; and

•	Annual Cash Bonus — Variable pay in the form of cash bonuses that is designed to reward executives for the attainment of annual business goals.

Prior to the financial market turmoil, we awarded long-term restricted and performance based stock awards to our NEOs as part of our compensation program. Given the conditions in our business, none of our NEOs received discretionary awards of restricted or performance stock in 2010.

B.	Detail of Elements of Pay

(1)	Base Salary

Our NEOs receive an annual base salary, subject to possible increases by the board of directors. The annual salaries vary according to our compensation committee’s discretionary assessment of the levels of responsibility undertaken by the executive officers. We strive to compensate our NEOs with salaries commensurate with prevailing compensation practices in public and private commercial mortgage finance platforms, private equity firms, as well as the CMBS and structured finance groups within Wall Street commercial banks and investment banking firms. Our compensation committee periodically may review base salaries for our named executive officers on its own initiative or at the recommendation of our CEO. As described above, the cash compensation paid in 2010 to our CEO and CFO were set at the levels in effect at the time of our March 2009 Restructuring.

Stephen D. Plavin serves as our chief executive officer and president. Mr. Plavin’s prior employment agreement expired on December 31, 2009 at which time his annual base salary was $500,000 per year. Under the employment agreement, Mr. Plavin received a base salary at an annual rate of $450,000 for the remainder of calendar year 2005 and, as of January 1, 2006, Mr. Plavin’s base salary was increased to $500,000 per year, subject to possible increase at the discretion of our board of directors and approval by our lenders. Mr. Plavin served as our chief operating officer until his promotion to chief executive officer and president effective December 2009. In conjunction with his promotion, the board increased Mr. Plavin’s base salary to $550,000 effective January 1, 2010 but consistent with the restrictions on compensation imposed by our March 2009 Restructuring, Mr. Plavin was paid a salary of $500,000 in 2010. In April 2011, after the elimination of such restrictions, he was paid all approved and unpaid salary for 2010.

Geoffrey G. Jervis serves as our chief financial officer. Mr. Jervis’ prior employment agreement expired on December 31, 2010 at which time his annual base salary was $450,000 per year. The board had increased Mr. Jervis’ base salary above the $425,000 amount required in his employment agreement to $450,000 effective January 1, 2010, but consistent with the restrictions on compensation imposed by our March 2009 Restructuring, Mr. Jervis was paid a salary of $350,000 for 2010. In April 2011, after the elimination of such restrictions, he was paid all approved and unpaid salary for 2010.

Thomas C. Ruffing serves as our chief credit officer and head of asset management. Mr. Ruffing receives a base salary of $250,000 per year and has received the same base salary since September 2006.

Our compensation committee and board acted to increase the salaries of Messrs. Plavin and Jervis for 2010 as an additional incentive to retain their services. This action was taken at the time our former chief executive officer resigned from his employment with us, significantly increasing the responsibilities of these two key executives.

(2)	Annual Cash Bonus

Under the terms of the March 2009 Restructuring, cash bonuses payable to our CEO and CFO for 2010 were limited to the amounts paid to them for 2008. Given this limitation and general conditions in our business, our compensation committee did not award cash bonuses in 2010 by reference to performance based financial criteria (as had occurred in the past). Instead, bonuses for NEO services in 2010 were determined in the sole discretion of our compensation committee within the parameters of the restrictions placed by our lenders. Messrs. Plavin and Jervis were paid annual cash bonuses of $681,575 and $503,178, respectively and Mr. Ruffing received an annual cash bonus for 2010 of $300,000, which was recommended by our CEO and approved by our compensation committee. In awarding 2010 bonuses, the committee made qualitative judgments about the roles played by the NEO in stabilizing our operations and positioning us towards achieving our goal of obtaining a comprehensive restructuring of all of our recourse debt obligations. Our NEOs were also awarded bonuses as part of the restructuring awards as described below.

(3)	Long-Term Incentive Compensation

In 2007, our board of directors adopted and our stockholders approved our 2007 long-term incentive plan, or 2007 Plan. The 2007 Plan includes shares available for issuance under our previous long-term incentive plan and currently constitutes the sole long-term incentive plan that governs all aspects of the company’s long-term incentive compensation. As of April 15, 2011, there were 68,000 shares available to be awarded under the 2007 Plan. In light of the low number of shares available under the 2007 Plan, we are proposing the adoption of a new 2011 long-term incentive plan described in Proposal 2 below.

Our compensation committee previously authorized awards of restricted stock and performance stock to our NEOs, in certain cases pursuant to the terms of employment agreements governing our NEOs employment and in other cases pursuant to the incentive programs developed under the oversight of the committee. None of our current NEOs received discretionary awards of restricted or performance stock in 2010, but our NEOs were awarded restricted stock as part of the restructuring awards as described below.

In previous years, our compensation committee awarded our NEOs cash based performance awards that represented derivative interests in the incentive management fees received by us from certain of our investment management vehicles. These awards are intended to incentivize the executives to deploy the investment capital and manage the portfolio investments effectively. In setting the level of participation, our compensation committee makes qualitative judgments as to the role played in deploying the capital and managing the assets in respect of the investment management vehicles. No such performance awards were made to our NEOs in 2010. However, in January 2011, our compensation committee awarded such performance awards that represent derivative interests in the incentive management fees received by us from CT Opportunity Partners I, LP, or CTOPI. Pursuant to these awards, Messrs. Plavin, Jervis and Ruffing receive 13.5%, 9.0% and 4.5%, respectively, of the incentive fees received by us from our management of CTOPI. The awards are subject to vesting provisions which provide that the NEO’s right to the payments vest one third on the January 18, 2011 date of award, one third on January 15, 2012 and one third on the date of our receipt of the incentive management fee, provided that the NEO is employed on each such vesting date. In addition, our NEOs were awarded similar performance based awards tied to the long term recovery of our legacy assets as part of the restructuring awards as described below.

Since 2007, certain NEOs elected to defer receipt of certain restricted stock awards that would otherwise become payable to them after 2007 and upon the satisfaction of vesting periods set forth in their individual award agreements. An award subject to a deferral election will continue to vest at the end of the vesting period pursuant to its original terms, but will not be distributed to the executive until the occurrence of the applicable distribution event set forth in the deferral election. Distribution events may include: death, disability, or other separation from service; change in control of the company; and a specified date elected by the executive.

(4)	Stock Option Awards

We made no grants of stock options to our named executive officers in 2010. All outstanding stock options have vested, having been granted prior to our election to be taxed as a REIT in 2003, after which we determined to use restricted and performance stock as the principal form of equity based long-term incentive compensation awarded to NEOs.

(5)	Retirement, Perquisites and Other Personal Benefits

We do not maintain any defined benefit or supplemental executive retirement programs for NEOs. We do, however, maintain a 401(k) plan and we contribute 3% of compensation, subject to the stipulated annual maximum amount, towards deferred benefits. In addition, Mr. Plavin was reimbursed for the premiums paid for life insurance.

B.	Interrelationship of Elements of Pay

In determining the overall mix of elements comprising total compensation, our compensation committee focused in 2010 on providing our NEOs with their base salaries supplemented by discretionary cash bonuses at levels that reflected our compensation committee’s assessment of both their overall performance, general conditions in our business and their role and efforts in positioning us to achieve a comprehensive restructuring of our recourse debt obligations, subject to the limitations imposed by our March 2009 Restructuring. In the past, we also awarded significant levels of long-term incentive compensation, but given the general conditions in our business, no such awards were made in 2010.

C.	Pay Levels and Benchmarking

Our compensation committee set pay levels and made awards in 2010 on a discretionary basis, without reference to any benchmarking data. The committee’s key goal was to retain our executives in circumstances of an unstable debt structure that required a comprehensive restructuring which was deemed necessary in order to preserve our ability to maximize the recovery from our legacy assets for our stockholders. Our compensation committee made qualitative judgments about the respective roles played by, and level of contribution made by, the executives in leading and positioning us to achieve our comprehensive debt restructuring.

V.	Timing of Equity Grants

As explained above, no stock options were granted to any of our NEOs during 2010, and other equity awards occurred only when required under the terms of our employment agreements with our NEOs. These and all other equity based awards to our NEOs are awarded under our 2007 Plan. As administrator, the compensation committee is authorized in its discretion to grant awards under the plans, establish the terms of such awards, including vesting terms, prescribe grant agreements evidencing such awards and establish programs for granting awards. Our compensation committee has not delegated its authority to make awards or prescribe the terms (including vesting terms) to our management, but once authorized, the committee may authorize the CEO to allocate a portion of the awards to employees in his discretion. We do not have any plans, policies or practices to time the grant of equity awards to our executive officers in coordination with the release of material non-public information. Grants of other equity-based awards are determined by our compensation committee and typically are made in January or February of each calendar year after a review of the company’s and individual’s performance during the prior year. We do not follow a set schedule for making equity grants under our plans and grants may also occur at other times of the year such as upon execution of a new employment agreement or at the time of new hire.

Awards of restricted and performance stock to existing employees are generally denominated in a dollar value and the number of shares awarded is currently determined using a 30-day average price except that in the case of new hires, the number of shares awarded is determined using the employee’s start date for determining the base price. Approvals of equity based awards are typically obtained at meetings of our compensation committee, but management may also seek approvals by unanimous written consent of the committee members. Our compensation committee awarded restricted stock denominated in a fixed number of shares in connection with our comprehensive debt restructuring.

VI.	Stock Ownership Guidelines

As disclosed under the caption “Security Ownership of Certain Beneficial Owners and Management” below, our named executive officers are stockholders of the company. We do not currently have stock ownership guidelines for our named executive officers.

VII.  Adjustment or Recoupment of Awards

The 2007 Plan contains a forfeiture or clawback mechanism to recoup awards from a NEO to the extent any of our financial results are misstated as a result of the NEO’s willful misconduct or gross negligence and the financial results are restated downward. In addition, Section 304 of Sarbanes-Oxley provides the ability to recover incentive awards in certain circumstances. Under this law, if we are required to restate our financials due to noncompliance with any financial reporting requirements as a result of misconduct, the chief executive officer and chief financial officer must reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those 12 months.

VIII.  Post-Employment Severance and Change-in-Control Benefits

Our prior employment agreements with our NEOs have expired and therefore our NEOs are not entitled to any severance payments and other benefits following a change in control or otherwise.

IX.	Impact of Tax and Accounting

Section 162(m) of the Internal Revenue Code limits the deductibility in our tax return of compensation over $1.0 million to certain of our executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. Our compensation committee’s policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing our executives with appropriate rewards for their performance and therefore our compensation committee may authorize the payment of compensation to NEOs outside the limits of Section 162(m).

X.	Awards Made Upon Consummation of Comprehensive Restructuring

On March 31, 2011, we consummated a series of transactions with our creditors and restructured and substantially reduced our previously restructured recourse legacy debt obligations. Effective upon consummation of the restructuring, our compensation committee authorized recovery awards in the form of additional cash and incentive compensation, to each of our three NEOs. The recovery awards were comprised of:

•	a special one-time cash bonus,

•	a grant of restricted stock, and

•	a long-term cash-based performance award tied to the recovery of legacy assets owned by a newly-formed majority-owned subsidiary, CT Legacy REIT Mezz Borrower, Inc. or CT Legacy REIT, referred to as the legacy asset recovery awards.

The restricted stock vests 25% on the date of grant and the balance in equal installments over the three year period commencing on April 1, 2011 and ending on March 31, 2014. The legacy asset recovery based awards provide for payments to our NEOs and certain other employees of an amount not to exceed 6.75% of the total recovery (subject to certain caps) of the net assets of CT Legacy REIT, referred to as the employee pool. The legacy asset recovery awards vest 25% on March 31, 2011, 25% on March 31, 2013, 25% on March 31, 2014 and the balance at the time of distribution under the plan.

Mr. Plavin was awarded a bonus of $1,185,000, 140,000 shares of restricted stock and a legacy asset recovery based award providing for a 35% allocation of the employee pool. Mr. Jervis was awarded a bonus of $985,000, 100,000 shares of restricted stock and a legacy asset recovery based award providing for a 25% allocation of the employee pool. Mr. Ruffing was awarded a bonus of $250,000, 60,000 shares of restricted stock and a legacy asset recovery based award providing for a 15% allocation of the employee pool.

In developing the level of these awards, our compensation committee made qualitative judgments about the respective roles played by, and level of contribution made by, the executives in connection with the restructuring effort. Mr. Plavin was awarded the highest amounts given the key leadership he played throughout the restructuring process. The awards made to Messrs. Jervis and Ruffing reflected the committee’s judgment as to the relative importance of their respective roles and the contributions made towards achieving the restructuring.

XI.	Conclusion

Our compensation committee believes that the total compensation paid to each of our NEOs in 2010 complied with the restrictions placed by our lenders. Given this constraint, our compensation committee believes that the level and kind of compensation paid to its NEOs was as close to competitive as could be achieved under the circumstances and otherwise was appropriate given the performance of the NEOs in stabilizing our business and positioning us to achieve a comprehensive restructuring of our recourse debt obligations.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the year indicated the annual compensation of our chief executive officer, our chief financial officer and our other “named executive officers,” as such term is defined in Item 402(a) of Regulation S-K.

					Non-Equity
				Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Awards $(3)	Compensation $(4)	Compensation $(5)	Total $

Stephen D. Plavin	2010	550,000	681,575	—	36,081	9,635	1,277,291
Chief Executive Officer	2009	500,000	681,575	108,000	—	9,635	1,299,210
	2008	500,000	—	—	681,575	9,185	1,190,760
Geoffrey G. Jervis	2010	450,000	503,178	21,431	12,268	7,350	994,227
Chief Financial Officer,	2009	350,000	503,178	—	—	7,350	860,528
Treasurer and Secretary	2008	350,000	—	—	503,178	6,900	860,078
Thomas C. Ruffing	2010	250,000	300,000	—	23,092	7,350	580,442
Chief Credit Officer and	2009	250,000	300,000	—	—	7,350	557,350
Head of Asset Management	2008	250,000	300,000	—	—	6,900	556,900

(1)	Effective January 1, 2010, the salary for Mr. Plavin and Mr. Jervis was increased to $550,000 and $450,000, respectively, from $500,000 and $350,000, respectively. During the year 2010, Messrs. Plavin and Jervis were paid at the salary in-place as of December 31, 2009 and in April 2011, after the elimination of restrictions on compensation imposed by certain of our lenders, they were paid all approved and unpaid salary for 2010.

(2)	Mr. Plavin, Mr. Jervis and Mr. Ruffing were paid $681,575, $503,178 and $300,000 in discretionary annual cash bonuses, respectively, for their performance in 2010 and 2009. For 2008, pursuant to their employment agreements, Mr. Plavin, and Mr. Jervis received annual cash bonuses pursuant to performance awards under our long term incentive plan. Consequently, their annual cash bonuses are presented in the chart above in the column entitled Non-equity Incentive Plan Compensation and are described in (4) below. Mr. Ruffing was paid a $250,000 cash bonus pursuant to the minimum amount stipulated in his employment agreement as well as a $50,000 discretionary cash bonus for his performance in 2008.

(3)	Represents the aggregate grant date fair value of restricted stock granted in each respective year, calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718 (formerly Statement of Financial Accounting Standards 123 ®), or ASC Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our common stock on the date of grant, which is then recognized over the service period of the award.

(4)	The amounts reported include amounts received by named executive officers pursuant to previously granted performance awards representing derivative interests in incentive management fees received by us in 2010 from one of our third party investment management vehicles, CT Mezzanine Partners III, Inc. In 2010, Mr. Plavin, Mr. Jervis and Mr. Ruffing received $36,081, $12,268 and $23,092, respectively, of such payments. In 2009 and 2008, Mr. Plavin, Mr. Jervis and Mr. Ruffing did not receive any such payments. Pursuant to their employment agreements, Mr. Plavin and Mr. Jervis received performance awards that provide for cash payments intended as an annual bonus, based upon the achievement by the company of certain quantitative performance hurdles. For performance year 2008 (paid in 2009), these amounts were $681,575 and $503,178 for Mr. Plavin and Mr. Jervis, respectively.

(5)	We made a 401(k) contribution of $7,350, $7,350 and $6,900 in 2010, 2009 and 2008, respectively to each of our named executive officers. Mr. Plavin was reimbursed for life insurance premiums ($2,285) in 2010, 2009 and 2008.

Grants of Plan-Based Awards

Other than 16,875 shares granted on January 1, 2010 to Mr. Jervis in connection with the extension of his employment contract, we did not make any performance awards or restricted stock awards to our NEOs pursuant to our long-term incentive plan in 2010.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table shows the number of shares covered by stock options and restricted and performance stock grants held by our named executive officers on December 31, 2010.

No stock options have been granted since our election to be taxed as a REIT in 2003 after which we determined to use restricted and performance stock as the principal form of equity based long-term incentive compensation. All stock options are fully vested.

	Option Awards				Stock Awards
Equity
							Incentive	Equity
							Plan Awards:	Incentive Plan
		Number of				Market	Number of	Awards: Market
		Securities			Number of	Value of	Unearned	or Payout Value
		Underlying			Shares of	Shares of	Shares of	of Unearned
		Unexercised			Restricted	Restricted	Performance	Shares of
		Options	Option		Stock That	Stock That	Stock That	Performance
		Currently	Exercise	Option	Have Not	Have Not	Have Not	Stock That Have
		Exercisable	Price	Expiration	Vested(1)	Vested(2)	Vested	Not Vested
Name	Grant Date	(#)	($)	Date	(#)	($)	(#)	($)

Stephen D. Plavin	5/7/2001	10,001	15.00	5/7/2011	—	—	—	—
Geoffrey G. Jervis	2/1/2001	2,223	13.50	2/1/2011	—	—	—	—
Thomas C. Ruffing	—	—	—	—	—	—	—	—

Option Exercises and Stock Vested

The following table shows the number of shares of our class A common stock acquired upon the vesting of restricted stock awards during the year ended December 31, 2010. None of our named executive officers exercised stock options during 2010.

	Option Awards(1)		Stock Awards(2)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Stephen D. Plavin	—	—	—	—
Geoffrey G. Jervis	—	—	8,438	13,079
Thomas C. Ruffing	—	—	—	—

(1)	All options issued by us to named executive officers were issued prior to 2003, have fully vested pursuant to their respective award agreement and are exercisable. Value Realized on Exercise equals the market value on the date of exercise less the exercise price.

(2)	The number of shares acquired on vesting is comprised exclusively of shares of restricted stock which vested in 2010 pursuant to all prior grants to each employee and the value shown is based upon the market price on the various vesting dates.

Director Compensation

In 2010, our non-employee directors earned fees at an annual rate of $75,000. Payment for services is made quarterly in the form of cash and/or stock units. For those directors who have elected to receive stock units, the number of units is determined based upon the quarterly fee and the average stock price for the applicable quarter. In addition, the chairperson of our audit committee receives $12,000 per annum payable in four quarterly installments. All directors are also reimbursed for travel expenses incurred in attending board and committee meetings.

Each member of a special committee of our board, Messrs. Dobrowski, Nassau and Edelman, formed to oversee management in our effort to restructure our debt obligations, was paid $50,000 for his service in 2010 and 2011. This fee was paid effective upon the consummation of the restructuring and was made in April 2011.

The following table sets forth the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2010:

					Change in
					Pension Value
					and
	Fees Earned			Non-equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Samuel Zell(1)	75,000	—	—	—	—	—	75,000
Thomas E. Dobrowski(2)	75,000	—	—	—	—	—	75,000
Martin L. Edelman(3)	75,000	—	—	—	—	—	75,000
Craig M. Hatkoff(4)	18,750	—	—	—	—	—	18,750
Edward S. Hyman(5)	75,000	—	—	—	—	—	75,000
Henry N. Nassau(6)	75,000	—	—	—	—	—	75,000
Joshua A. Polan(7)	75,000	—	—	—	—	—	75,000
Lynne B. Sagalyn(8)	87,000	—	—	—	—	—	87,000

(1)	Mr. Zell’s compensation was paid 50% ($37,500) in cash and 50% ($37,500) in stock units under our 2007 Plan.

(2)	Mr. Dobrowski’s compensation was paid 50% ($37,500) in cash and 50% ($37,500) in stock units under our 2007 Plan.

(3)	Mr. Edemman’s compensation was paid 50% ($37,500) in cash and 50% ($37,500) in stock units under our 2007 Plan.

(4)	Mr. Hatkoff’s compensation was paid 50% ($9,375) in cash and 50% ($9,375) in stock units under our 2007 Plan. He retired as a director in April 2010.

(5)	Mr. Hyman’s compensation was paid 50% ($37,500) in cash and 50% ($37,500) in stock units under our 2007 Plan.

(6)	Mr. Nassau’s compensation was paid 100% in cash.

(7)	Mr. Polan’s compensation was paid 100% in cash to W.R. Berkley Corporation.

(8)	Dr. Sagalyn’s audit committee chairperson fee of $12,000 was paid in cash and the remaining compensation was paid 50% ($37,500) in cash and 50% ($37,500) in stock units under our 2007 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto available to us and other information obtained from our directors, officers and certain 10% stockholders or otherwise available to us, we believe that no director, officer or beneficial owner of more than 10% of our class A common stock failed to file on a timely basis a report required pursuant to Section 16(a) of the Exchange Act with respect to 2010.

Security Ownership of Certain Beneficial Owners and Management

As of April 29, 2011, there were a total of 22,211,108 shares of our class A common stock issued and outstanding. The following table sets forth as of April 15, 2011, certain information with respect to the beneficial ownership of our class A common stock, by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding class A common stock;

•	each director, director nominee and named executive officer currently employed by us; and

•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our class A common stock.

	Number of
	Shares
	Beneficially	Percent of
Name of Beneficial Owner	Owned(1)	Class

Greater than 5% Owner
W. R. Berkley Corporation, et al.(2)	3,843,413	17.3%
Barclays Global Investors, NA., et al.(3)	1,275,337	5.7%
Bay Resource Partners, L.P., et al.(4)	1,255,500	5.6%
Vornado Realty, L.P.(5)	1,212,805	5.5%
Veqtor Finance Company, L.L.C, et al.(6)	1,170,829	5.3%
Officers and Directors
Thomas E. Dobrowski(7)	75,662	*
Martin L. Edelman(8)	108,565	*
Edward S. Hyman(9)	243,995	1.1%
Henry N. Nassau(10)	58,229	*
Geoffrey G. Jervis(11)	119,087	*
Stephen D. Plavin(12)	227,554	1.0%
Joshua A. Polan(13)	—	—
Thomas C. Ruffing(14)	65,566	*
Lynne B. Sagalyn(8)(15)	109,065	*
Samuel Zell(8)(16)	150,231	*
All executive officers and directors as a group (10 persons)	1,157,954	5.2%

*	Represents less than 1%.

(1)	The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

(2)	Based on both internal information and information contained in a Schedule 13D/A filed with the SEC on August 6, 2007, by (i) W. R. Berkley Corporation, (ii) Admiral Insurance Company, (iii) Berkley Insurance Company, (iv) Berkley Regional Insurance Company and (v) Nautilus Insurance Company, collectively, Berkley. Berkley’s address is 475 Steamboat Road, Greenwich, CT 06830.

(3)	Based solely on information contained in a Schedule 13G filed with the SEC on February 5, 2009, by (i) Barclays Global Investors, NA. (address: 400 Howard Street, San Francisco, CA 94105) and (ii) Barclays

Global Fund Advisors (address: 400 Howard Street, San Francisco, CA 94105), collectively, Barclays. The Barclays 13G reported beneficial ownership as follows: Barclays Global Investors, NA. reported sole voting power of 654,343 shares and sole dispositive power of 730,090 shares and Barclays Global Fund Advisors reported sole voting power of 545,247 shares and sole dispositive power of 545,247 shares.

(4)	Based solely on information contained in a Schedule 13G filed with the SEC on May 25, 2008, by (i) Bay Resource Partners, L.P., (ii) Bay II Resource Partners, L.P., (iii) Bay Resources Partners Offshore Fund, Ltd., (iv) GMT Capital Corp. and (v) Thomas E. Claugus, collectively, Bay Resources (address: 2100 RiverEdge Parkway, Ste. 840, Atlanta, GA 30328). The Bay Resources Schedule 13G reported beneficial ownership as follows: Bay Resource Partners, L.P. reported shared voting power of 297,100 shares and shared dispositive power of 297,100 shares; Bay II Resource Partners, L.P. reported shared voting power of 207,600 shares and shared dispositive power of 207,600 shares; Bay Resource Partners Offshore Fund, Ltd. reported shared voting power of 593,700 shares and shared dispositive power of 593,700 shares; GMT Capital Corp. reported shared voting power of 1,219,800 shares and shared dispositive power of 1,219,800 shares; and Thomas E. Claugus reported sole voting power of 35,700 shares, shared voting power of 1,219,800 shares, sole dispositive power of 35,700 shares and shared dispositive power of 1,219,800 shares.

(5)	Based on both internal information and information contained in a Schedule 13D/A filed with the SEC on October 4, 2004, by Vornado Realty L.P., or Vornado. Vornado’s address is 888 Seventh Avenue, New York, NY 10019.

(6)	Based solely on information contained in a Schedule 13D/A filed with the SEC on November 17, 2009, by (i) Veqtor Finance Company, L.L.C. (“Veqtor”), (ii) Samstock, L.L.C. (“Samstock”), (iii) EGI-Properties Fund (08-10), L.L.C. (“EGI”), (iv) SZ Investments, L.L.C. (“SZI”), (v) Zell General Partnership, Inc. (“ZGPI”), (vi) Sam Investment Trust (“SIT”) and (vii) Chai Trust Company, LLC (“Chai”), collectively, the EGI Entities (address: Two North Riverside Plaza, Suite 600, Chicago IL 60606). The EGI Entities Schedule 13D/A reported beneficial ownership as follows: Veqtor reported sole voting power of 897,429 shares and sole dispositive power of 897,429 shares; Samstock reported sole voting power of 25,000 shares and sole dispositive power of 25,000 shares; EGI reported sole voting power of 248,400 shares and sole dispositive power of 248,400 shares; SZI reported sole voting power of 273,400 shares and sole dispositive power of 273,400 shares; ZGPI reported sole voting power of 1,170,829 shares and sole dispositive power of 1,170,829 shares; SIT reported sole voting power of 1,170,829 shares and sole dispositive power of 1,170,829 shares; and Chai reported sole voting power of 1,170,829 shares and sole dispositive power of 1,170,829 shares. SZI is the managing member of Samstock and is the manager of EGI. ZGPI is the managing member of Veqtor and SZI. SZI is indirectly owned by various trusts established for the benefic of Mr. Zell and his family, the trustee of each of which is Chai. The sole shareholder of ZGPI is SIT, a trust established for the benefit of Samuel Zell and members of his family. Chai serves as the trustee of SIT. Mr. Zell is not an officer or director of Chai and does not have voting or dispositive power over such shares, and therefore Mr. Zell disclaims beneficial ownership thereof except to the extent of his pecuniary interest therein.

(7)	Represents 75,662 shares obtainable upon conversion of vested stock units.

(8)	In the case of Mr. Zell, Mr. Edelman and Dr. Sagalyn, includes 100,231 shares obtainable by each upon conversion of vested stock units.

(9)	Includes 76,720 shares obtainable upon conversion of vested stock units.

(10)	Includes 53,729 shares obtainable upon conversion of vested stock units.

(11)	Includes 2,223 shares issuable upon the exercise of vested stock options held by Mr. Jervis. Includes 75,000 shares for Mr. Jervis that are the subject of restricted stock awards for which he retains voting rights.

(12)	Includes 10,001 shares issuable upon the exercise of vested stock options held by Mr. Plavin. Includes 105,000 shares for Mr. Plavin that are the subject of restricted stock awards for which he retains voting rights.

(13)	Does not include the shares owned by W. R. Berkley Corporation, as to which Mr. Polan disclaims beneficial ownership.

(14)	Includes 45,000 shares for Mr. Ruffing that are the subject of restricted stock awards for which he retains voting rights.

(15)	Includes 500 shares owned by Dr. Sagalyn’s spouse.

(16)	Includes (i) 100,231 shares obtainable upon conversion of vested stock units; (ii) 40,000 shares owned by Mr. Zell; and (iii) 10,000 shares owned by Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell’s spouse. Does not include 897,429 shares held by Veqtor Finance Company, L.L.C.; 25,000 shares held by Samstock, L.L.C.; and 248,400 shares held by EGI-Properties Fund (08-10), L.L.C., as to which such shares Mr. Zell does not hold voting or dispositive power, which power is indirectly held by Chai Trust Company, LLC, of which Mr. Zell is not an officer of director, and as to which such shares Mr. Zell disclaims beneficial ownership of except to the extent of his pecuniary interest therein.

Our officers and directors may pledge shares of our class A common stock they own as security for potential or actual borrowings. Mr. Plavin (103,731 shares) pledged all or a portion of his shares of our class A common stock.

Transactions With Related Persons, Promoters and Certain Control Persons

Relationship with Martin L. Edelman

Martin L. Edelman, a director, is of counsel to Paul, Hastings, Janofsky & Walker LLP, a law firm that provides us with ongoing legal representation with respect to various matters.

Investments by trusts established for the benefit of Samuel Zell in our funds

Trusts established for the benefit of the chairman of our board of directors, Samuel Zell, and members of his family indirectly invested, on the same terms available to third party investors, in CT Opportunity Partners I, LP, a third-party investment management vehicle which we currently manage, pursuant to which capital commitments and capital contributions have been made, and from which income has been received, since 2007.

Transactions Involving W. R. Berkley Corporation

On November 9, 2006, we commenced our CT High Grade Mezzanine (SM) investment management initiative and entered into three separate account agreements with affiliates of WRBC for an aggregate of $250.0 million. Pursuant to these agreements, we invested, on a discretionary basis, capital on behalf of WRBC in commercial real estate mortgages, mezzanine loans and participations therein. The separate accounts were entirely funded with committed capital from WRBC and are currently managed by a subsidiary of our wholly-owned investment management subsidiary, CT Investment Management Co. LLC, or CTIMCO. Each separate account has a one-year investment period with extension provisions. CTIMCO earns a management fee equal to 0.25% per annum on invested assets. On July 25, 2007, we amended the agreements to increase the aggregate commitment of the WRBC affiliates to $350.0 million and extended the investment period to July 2008.

On April 27, 2007, we purchased a $20.0 million subordinated interest in a mortgage from a dealer. Proceeds from the original mortgage financing provide for the construction and leasing of an office building in Washington, D.C. that is owned by a joint venture. WRBC has a substantial economic interest in one of the joint venture partners. This loan was sold to the joint venture owner at a discount in November 2009. A wholly-owned subsidiary of WRBC is an investor in Five Mile Capital Partners LLC and private funds under its management. On March 31, 2011, Five Mile provided an $83.0 million mezzanine loan to our majority-owned subsidiary in connection with our recently completed comprehensive restructuring. The mezzanine loan has an interest rate of 15.0% per annum of which 7.0% may be deferred, and matures on March 31, 2016.

Other Transactions with Related Parties

In July 2008, CT Opportunity Partners I, LP, or CTOPI, a private equity fund that we manage, held its final closing, completing a capital raise with $540 million total equity commitments. EGI-Private Equity II, L.L.C., an entity which is indirectly owned by trusts established for the benefit of the chairman of our board, Samuel Zell, owns a 3.7% limited partner interest in CTOPI. Mr. Zell is not a trustee of such trusts. In 2010, we recorded fees of $4.2 million from CTOPI, of which $169,000 were attributable to EGI Private Equity II, L.L.C.

We believe that the terms of the foregoing transactions are no less favorable than could be obtained by us from unrelated parties on an arm’s-length basis.

Pursuant to our code of business conduct and ethics, our audit committee must review and approve in advance all material related party transactions, including financial transactions, arrangements or relationships, or series of any of the foregoing, in which we participate that involve $120,000 or more with any of our directors, officers, employees or significant stockholders (i.e., holders of 5% of our outstanding stock) or any immediate family member, as defined to include others sharing a household of any of the foregoing, which we refer to collectively as related persons, or any entity in which any of our related persons is employed or has with other related persons a collective interest in more than 5%, or in the case of a partnership, for which any of them serves as a general partner or is otherwise associated. Pursuant to our code of business conduct and ethics, directors, officers and employees must not enter into, develop or continue any such material transaction, arrangement or relationship without obtaining such prior audit committee approval. In addition, our chief financial officer reports all related party transactions, arrangements or relationships not subject to prior audit committee approval to our audit committee at regularly scheduled audit committee meetings. Further, under our code of business conduct and ethics, all instances involving such potential related party transactions, arrangements or relationships, regardless of the amount involved, are required to be reported to either our chief executive officer, chief operating officer or chief financial officer, who will assess the materiality of the transaction, arrangement or relationship and elevate the matter to the audit committee as appropriate.

PROPOSAL 2 — APPROVAL AND ADOPTION OF CAPITAL TRUST, INC.’s
2011 LONG-TERM INCENTIVE PLAN

Our board of directors adopted the Capital Trust, Inc. 2011 Long-Term Incentive Plan, which we refer to as the Plan, on April   , 2011, subject to receipt of stockholder approval at the annual meeting. Below is a summary of the principal provisions of the Plan and its operation. A copy of the Plan is set forth in full in Appendix A to this proxy statement, and the following description of the Plan is qualified in its entirety by reference to Appendix A. Terms in this section of the proxy statement that begin with an initial capital letter (and are not otherwise defined) have the defined meaning set forth in the Plan, unless their context indicates a different meaning.

Background

Our board has approved the Plan and is proposing that the Plan be approved by our stockholders at the annual meeting as the sole plan under which we will make future equity-based incentive awards for directors, consultants, and employees employed by us or any of our Affiliates (including non-employees to whom an offer of employment has been made or is existing), and members of our board. Our current incentive share plan, under which no future awards will occur if the Plan receives your approval, is the Capital Trust, Inc. 2007 Long-Term Incentive Plan which was adopted and approved by our stockholders on June 7, 2007, which we refer to as the 2007 Plan. The discussion below uses the term “Eligible Persons” to refer to all individuals who may receive awards under the Plan.

The amount and nature of the proposed awards under the Plan have not yet been determined, although the Plan permits grants of Options, Stock Appreciation Rights (referred to below as SARs), Restricted Shares, Restricted Share Units (referred to below as RSUs), Deferred Share Units (referred to below as DSUs), Performance Units, and Dividend Equivalent Rights (referred to below as DERs), all of which we collectively refer to below as the Awards. Our board believes that the Plan is an important factor in attracting, retaining and motivating Eligible Persons. Our board believes that we need the flexibility that the Plan will provide both to have an increased reserve of Shares available for future equity-based Awards, and to make future Awards selected from a broad range of cash and Share-based alternatives.

Consistent with the 2007 Plan, the Plan will reserve a number of Shares for future Awards equal to 1,000,000 Shares. If the Plan is approved by our stockholders we will register on a Form S-8 registration statement to be filed with the SEC at our expense. Stockholder approval of the Plan will not affect prior awards under the 2007 Plan, which will remain in effect, although no additional Awards will be granted under the 2007 Plan. If Awards granted under the 2007 Plan expire or terminate or are otherwise forfeited for any reason without having resulted in the issuance of Shares, the Shares that were not issued will become available for subsequent Awards under the Plan.

The Board unanimously recommends that you vote “FOR” the approval of the Capital Trust, Inc. 2011 Long-Term Incentive Plan. The affirmative vote of a majority of the votes cast on the proposal is required for approval of the Plan, provided that the total votes cast on the proposal represents over 50% in interest of the shares of class A common stock entitled to vote on the proposal.

Purpose

The purpose of the Plan is to attract, retain and motivate select Eligible Persons, and to provide incentives and rewards for superior performance.

Shares Subject to the Plan

The Plan provides that no more than 1,000,000 Shares may be issued pursuant to Awards under the Plan. The Shares deliverable pursuant to Awards shall be authorized but unissued Shares or issued Shares that we hold in trust and are otherwise deliverable pursuant to Awards. The number of Shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the Plan for stock splits, stock dividends, recapitalizations and other similar events. Shares that are subject to any Award that expires, or is forfeited, cancelled or otherwise terminated without the issuance of some or all of the Shares that are subject to the Award will again be available for subsequent Awards.

Administration

Either our board of directors or a committee appointed by our board will administer the Plan. Our board of directors and any committee exercising discretion under the Plan from time to time are referred to herein as the “Committee.” The compensation committee of our board of directors will act as the Committee for purposes of the Plan. Our board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 (or other officers whom we have specifically authorized to make Awards). With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Internal Revenue Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Securities Exchange Act, officers or employees employed by us or our Affiliates.

Subject to the terms of the Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of Shares, units or dollars to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the Plan and its administration, to interpret and construe the terms of the Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the Plan. Within the limits of the Plan, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew them.

The Plan provides that we and our Affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Plan. The Plan releases these individuals from liability for good faith actions associated with the Plan’s administration.

Eligibility

The Committee may grant options that are intended to qualify as incentive stock options, or ISOs, only to employees, and may grant all other Awards to any Eligible Persons. The Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award. The Plan provides that, during any calendar year, no Participant may receive Options and SARs under the Plan that relate to more than 100,000 Shares (as adjusted for stock splits and other similar transactions).

Types of Awards

Options.  Options granted under the Plan provide Participants with the right to purchase Shares at a predetermined exercise price. The Committee may grant Options that are intended to qualify as ISOs or Options that are not intended to so qualify, referred to herein as Non-ISOs. The Plan also provides that ISO treatment may not be available for Options that become first exercisable in any calendar year to the extent the value of the underlying Shares that are the subject of the Option exceed $100,000 (based upon the Fair Market Value of the Shares of common stock on the Option grant date).

Share Appreciation Rights (SARs).  A SAR generally permits a Participant who receives it to receive, upon exercise, cash and/or Shares equal in Fair Market Value to an amount determined by multiplying (a) the excess of the Fair Market Value, on the date of exercise, of the Shares with respect to which the SAR is being exercised, over the exercise price of the SAR for such Shares by (b) the number of Shares with respect to which the SARs are being exercised. The Committee may grant SARs in tandem with Options or independently of them. SARs that are independent of Options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs.  The exercise price of ISOs, Non-ISOs, and SARs may not be less than 100% of the Fair Market Value on the Grant Date of the Shares subject to the Award (110% of Fair Market Value for ISOs granted to Employees who, on the Grant Date, own Shares representing more than 10% of the combined voting power of all classes of common stock of the Company).

Exercise of Options and SARs.  To the extent exercisable in accordance with the agreement evidencing an Award, an Option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of several forms (or combination of them), including: cash or check in U.S. dollars, certain Shares, and cashless exercise under a program the Committee approves. The term over which Participants may exercise Options and SARs may not exceed ten years from the Grant Date (five years in the case of ISOs granted to Employees who, on the Grant Date, own Shares representing more than 10% of the combined voting power of all classes of common stock of the Company).

Subject to the terms of the agreement evidencing an Award, Options and SARs may be exercised during the six-month period after the Participant retires, during the one-year period after the Participant’s termination of service due to death or permanent disability, and during the 90-day period after the Participant’s termination of employment without cause (but in no case later than the initial expiration date of the Option or SAR). The agreements evidencing the grant of an Option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such Option upon a termination or change in status of the employment or service of the option holder. All SARs may be settled in cash or Shares, and any such Shares that a Participant receives shall be counted against the number of Shares available for award under the Plan.

Restricted Shares, Restricted Share Units (RSUs), Unrestricted Shares, and Deferred Share Units (DSUs). Under the Plan, the Committee may grant Restricted Shares that are forfeitable until certain vesting requirements are met, may grant RSUs which represent the right to receive Shares after certain vesting requirements are met, and may grant Unrestricted Shares as to which the Participant’s interest is immediately vested. For Restricted Shares and DSUs, the Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards becomes vested. The Plan provides for Awards of DSUs principally in order to permit certain directors, consultants, or members of a select group of management or highly compensated employees to defer their receipt of compensation payable in cash or Shares (including Shares that would otherwise be issued upon the vesting of Restricted Shares and RSUs). DSUs represent a vested future right to receive Shares.

Performance Units.  The Plan authorizes the Committee to grant performance-based awards in the form of Performance Units that the Committee may or may not designate as “Performance Compensation Awards” that are intended to be exempt from Code section 162(m) limitations. In either case, Performance Units vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the company or any Affiliate of the company. Performance Units are payable in Shares, cash or some combination of the two; subject to an individual Participant limit of, during any performance period, no more than 250,000 Shares (or, for Performance Units to be settled in cash, $5,000,000). The Committee decides the length of Performance Periods, but the periods may not be less than one fiscal year.

With respect to Performance Compensation Awards, the Plan requires that the Committee specify in writing the Performance Period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more

Performance Measures. Once established for a Performance Period, the Performance Measures and Performance Formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code section 162(m).

Under the Plan, the possible Performance Measures for Performance Compensation Awards include, but are not limited to: basic, diluted or adjusted earnings per Share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per Share basis); basic or adjusted net income; return on equity, assets, capital, operating revenue or similar measure; economic value added; working capital; total stockholder return; new product introductions or product line enhancements; market share improvement; research; licensing; litigation; human resources; information services; strategic mergers or acquisitions; and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by us (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from Performance Period to Performance Period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Dividend Equivalent Rights (DERs).  The Committee may grant DERs to any Eligible Person, and may do so either pursuant to an agreement that is independent of any other Award, or through a provision in another Award (other than an Option or SAR) that DERs attach to the Shares underlying the Award. For example, and without limitation, the Committee may grant DERs in respect of each Share subject to an Award of Restricted Shares, RSUs, DSUs, or Performance Units. Each DER represents the right of the Participant to receive amounts based on the dividends declared on Shares as of all dividend payment dates during the term of the DER as determined by the Committee. Unless otherwise determined by the Committee, a DER shall expire upon the earlier of termination of the Participant’s Continuous Service or termination of the DER, provided that a DER that is granted as part of another Award shall expire only when the Award is settled or otherwise forfeited.

DERs will be paid out (i) on the record date for dividends if the Award occurs on a stand-alone basis, and (ii) on the vesting or later settlement (or other designated date) of another Award if the DER is granted as part of it, unless otherwise provided in an agreement evidencing the award. With respect to DERs, payment of all amounts will be in Shares, with cash paid in lieu of fractional Shares, provided that the Committee may instead provide in an Award agreement for cash settlement of all or part of the DERs. The Committee may impose such other terms and conditions on the grant of a DER as it deems appropriate in its discretion as reflected by the terms of the agreement. The Committee may also authorize, for any Participant or group of Participants, a program under which the payments with respect to DERs may be deferred pursuant to certain terms and conditions.

Forfeiture and Recoupment

To the extent provided in an agreement granting an Award, we have the following recourse against a Participant who does not comply with certain employment-related covenants, either during employment or after ceasing to be employed: we may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards, rescind any exercise, payment or delivery pursuant to the Award, or recapture any common stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award. Essentially the same forfeiture and recoupment rights are available to us with respect to Awards that are granted, vested, or settled during certain periods affected by a Participant’s fraud or misconduct, or a financial restatement, and all Awards are subject to any recoupment that is required under applicable law.

Income Tax Withholding

As a condition for the issuance of Shares pursuant to Awards, the Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of Shares. This is generally accomplished through a “net settlement” whereby we withhold, from the Shares otherwise deliverable pursuant to the Award being settled, a number of Shares, having a Fair Market Value equal to the minimum required tax withholdings.

Transferability

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Units to charitable institutions, certain family members or related trusts, or as otherwise approved by the Committee.

Certain Corporate Transactions

The Committee is required to equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by us. In the event of any such transaction or event, the Committee may provide for the substitution for all or some Awards by such alternative consideration (including securities of any surviving entity) as the Committee may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities will not require the consent of any person who is holding Awards pursuant to the Plan.

In addition, in the event of a Change in Control (but subject to the terms of any Award agreements or any employment or other similar agreement with a Participant then in effect, each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor corporation or a parent or subsidiary of such surviving or successor corporation upon the consummation of the transaction; provided, however, that to the extent outstanding Awards are neither being assumed nor replaced with substantially equivalent Awards by the successor corporation, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the our stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions: (a) accelerate the vesting of Awards for any period so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to any repurchase right; (b) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (c) terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated by the successor corporation in connection with, or within 12 months (or other period either set forth in an Award Agreement, or as increased thereafter by the Committee to a period longer than 12 months) following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination. Finally, if the Company dissolves or liquidates, all Awards will terminate immediately prior to such dissolution or liquidation, subject to the ability of our board to exercise any discretion that the board of directors may exercise in the case of a Change in Control.

Term of the 2011 Stock Plan; Amendments or Termination.

The term of the Plan is ten years from April   , 2011, the date it was approved by our board of directors. Our board may from time to time, amend, alter, suspend, discontinue or terminate the Plan; provided that no amendment, suspension or termination of the Plan shall materially and adversely affect Awards already granted. Furthermore, neither we nor the Committee shall, without stockholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures. In addition, the Committee may not cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected Tax Consequences

The following is a brief summary of certain tax consequences of certain transactions under the Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

U.S. Federal Income Tax Consequences

Under the United States Internal Revenue Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

Non-ISOs.  A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the Fair Market Value of the Shares issued to the Participant on the exercise date, over (b) the exercise price paid for the Shares. At the time of sale of Shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the Shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

ISOs.  A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except the amount by which the Fair Market Value of the Shares at the time of exercise exceeds the exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the Shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the Shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the Participant recognizes ordinary income gain in the amount by which the Fair Market Value of the Shares at the time of exercise exceeded the exercise price for the ISO, and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights.  A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the Fair Market Value of any Shares or cash that the Participant receives.

Restricted Shares, RSUs, DSUs, Performance Units, and DERs.  In general, a Participant will not recognize income at the time of grant of Restricted Shares, RSUs, DSUs, Performance Units, or DERs, unless the Participant elects with respect to Restricted Shares to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the Fair Market Value of the Restricted Shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the Fair Market Value of any Shares and/or cash that the Participant receives when the Award vests. Similar tax consequences apply to Performance Units and DERs.

Unrestricted Shares.  A Participant will recognize income at the time of grant of Unrestricted Shares, in an amount equal to the excess of the Fair Market Value of the Shares issued to the Participant, over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature).

Special Tax Provisions.  Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Internal Revenue Code section 280G, and the Participant may be subject to a 20% excise tax and we may be denied a tax deduction. Furthermore, we may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Internal Revenue Code section 162(m) in certain circumstances.

Income Taxes and Deferred Compensation.  The Plan provides that Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Internal Revenue Code), and that we will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the Plan authorizes the Committee to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Internal Revenue Code, (ii) that voids any Participant election to the extent it would violate Section 409A, and (iii) for any distribution election that would violate Section 409A, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A or any distribution event that is both allowable under Section 409A and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

General Tax Law Considerations.  The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning a grant, vesting or settlement of Awards under the Plan based on laws in existence as of the date of this Proxy Statement. Special rules may apply to our officers, directors or greater than ten percent stockholders. Participants in the Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying Shares.

New Plan Benefits

The Committee will grant Awards under the Plan at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the Plan, other than to note that the Committee has not granted Awards that are contingent upon the approval of the Plan.

Vote Required; Recommendation

Approval of the Plan will require the affirmative vote of a majority of the votes cast on the proposal for the Plan, provided that the total votes cast on the proposal represents over 50% in interest of the shares of class A common stock entitled to vote on the proposal. Our board of directors unanimously recommends that you vote for the adoption of the Plan.

PROPOSAL 3 — APPROVAL OF THE TAX BENEFIT PRESERVATION RIGHTS AGREEMENT

Our board of directors requests your approval of our tax benefit preservation rights agreement, dated March 3, 2011, between us and American Stock Transfer & Trust Company, LLC, which we refer to as the Rights Agreement. The Rights Agreement is designed to preserve our substantial tax assets.

Description of the Rights Agreement

The Rights Agreement is intended to protect our ability to carry forward our net operating losses and certain other tax attributes, collectively referred to as the Tax Benefits. We have experienced and may continue to experience substantial net operating losses for federal and state income tax purposes. In general, we may “carry forward” net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions. The Rights Agreement also has certain ancillary anti-takeover effects.

These Tax Benefits can be valuable to us. However, if we experience an “ownership change”, as defined for purposes of Section 382, referred to as Section 382, of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, our ability to use the Tax Benefits could be substantially limited and delayed, which would significantly impair the value of the Tax Benefits.

Generally, we will experience an “ownership change” if the percentage of the shares of our common stock owned by one or more “five-percent stockholders” increases by more than fifty percentage points over the lowest percentage of shares of our common stock owned by such stockholder at any time during the prior three-year period or, if sooner, since our last “ownership change.” Therefore, the Rights Agreement has a 4.9% “trigger” threshold that is intended to act as a deterrent to any person or entity seeking to acquire 4.9% or more of our outstanding common stock without the prior approval of our board of directors.

The description of the Rights Agreement contained in this Proposal 3 is qualified in its entirety by reference to the text of the Rights Agreement and is attached to this proxy statement as Appendix B. You are urged to read carefully the Rights Agreement in its entirety as the discussion herein is only a summary.

The Rights.  On February 9, 2011, our board of directors approved the Rights Agreement. In connection therewith, on March 3, 2011, we declared a dividend of one preferred stock purchase right, referred to as a Right, for each outstanding share of our class A common stock to stockholders of record at the close of business on March 14, 2011. Such date is referred to as the Rights Plan Record Date. Each Right entitles the registered holder to purchase from us one one-thousandth of one share of our series A junior participating preferred stock, par value $0.01 per share, referred to as the Preferred Stock, at a purchase price equal to $6.00 per one one-thousandth of a share, subject to adjustment. Such price is referred to as the Exercise Price. The description and terms of the Rights are set forth in the Rights Agreement. In addition, one Right will be issued with each share of our common stock that becomes outstanding after the Rights Plan Record Date, and prior to the earliest of (i) the Distribution Date (as defined below), (ii) the date the Rights are redeemed, (iii) the date the Rights are exchanged, or (iv) the date the Rights otherwise expire (see “Expiration Date of the Rights” below). The Rights trade automatically with shares of our common stock and separate and become exercisable only under the circumstances described below.

Exercisability.  Until the Distribution Date (as defined below), the Rights will be attached to all certificates representing shares of our common stock then outstanding, and no separate Rights certificates, referred to as Rights Certificates, will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from our class A common stock and become separately tradable and exercisable only upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons, collectively referred to as an Acquiring Person, has acquired beneficial ownership of 4.9% or more of our outstanding class A common stock or (ii) ten business days (or such later day as our board of directors may determine) following the commencement or announcement of an intention to make a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Such earlier date is referred to as the Distribution Date. The Rights Agreement includes a procedure whereby our board of directors will consider requests to exempt certain acquisitions of our class A common stock from the applicable ownership trigger if our board of directors determines that the requested acquisition will not jeopardize or endanger the availability of the Tax Benefits.

Rights Holders Have No Rights as a Stockholder Until a Right Is Exercised.  Until a Right is exercised, the holder of such Right will have no rights as our stockholder (beyond those possessed as an existing stockholder), including, without limitation, the right to vote or to receive dividends with respect to the Right.

Grandfathered Persons.  The Rights Agreement provides that any person or entity who otherwise would be an Acquiring Person on the date the Rights Agreement was adopted, each referred to as a Grandfathered Person, shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless such Grandfathered Person increases its beneficial ownership by more than one-quarter of one percentage point over such Grandfathered Person’s lowest percentage of ownership of our class A common stock after the adoption of the Rights Agreement, subject to specified exceptions.

Detachment and Transfer of Rights.  Until the Distribution Date, (i) the Rights will be evidenced by our class A common stock certificates and will be transferred with and only with such certificates, (ii) our new class A common stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for our class A common stock outstanding will also constitute the transfer of the Rights associated with our common stock represented by such certificate.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

“Flip-in” Rights.  At any time after a Distribution Date has occurred, each holder of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon paying the Exercise Price and in lieu of a number of one one-thousandths of a share of Preferred Stock, our class A common stock (or, in certain circumstances, cash or other of our securities) having a market value equal to two times the Exercise Price of the Right. For example, assuming a $3.00 market price for our class A common stock and the current Exercise Price of $6.00, after the Distribution Date each Right would entitle its holder to purchase four shares of our class A common stock with a market value of $12.00 for an aggregate purchase price of $6.00, or $1.50 per share. All Rights beneficially owned by any Acquiring Person would be null and void.

“Flip-over” Rights.  In the event any person or group becomes an Acquiring Person and we merge into or engage in certain other business combinations with an Acquiring Person, or 50% or more of our consolidated assets or earning power are sold to an Acquiring Person, each holder of a Right (other than void Rights owned by an Acquiring Person) will thereafter have the right to receive, upon payment of the Exercise Price, common stock of the acquiring company that at the time of such transaction will have a market value equal to two times the Exercise Price of the Right.

Exchange of Rights.  At any time after a person becomes an Acquiring Person, in lieu of allowing the “flip-in” to occur, our board of directors may exchange the Rights (other than void Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio of one share of our class A common stock, (or, under certain circumstances, cash, property or other of our securities, including fractions of a share of preferred stock) per Right. Notwithstanding the foregoing, our board of directors may not conduct such an exchange at any time any person (other than with us or certain entities affiliated with us) together with such person’s affiliates or associates becomes the beneficial owner of 50% or more of our class A common stock.

Redemption of Rights.  At any time prior to a Distribution Date, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right and on such terms and conditions as our board of directors may establish. Immediately upon the action of our board of directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Expiration Date of the Rights.  The Rights will expire at 5:00 P.M. (New York City time) on the earliest of:

March 14, 2014, the three-year anniversary of the Rights Plan Record Date;

•	the time at which the Rights are redeemed or exchanged under the Rights Agreement;

•	the final adjournment of our 2011 annual meeting of stockholders if stockholder approval of the Rights Agreement has not been received prior to such time;

•	the repeal of Section 382 or any successor statute, if our board of directors determines that the Rights Agreement is no longer necessary for the preservation of Tax Benefits;

•	the beginning of a taxable year with respect to which our board of directors determines that no Tax Benefits may be carried forward; or

•	such time when our board of directors determines that a limitation on the use of Tax Benefits under Section 382 would no longer be material to us.

Anti-Dilution Provisions.  The Rights Agreement includes customary anti-dilution provisions designed to maintain the effectiveness of the Rights.

Amendments.  The terms of the Rights may be amended by a resolution of our board of directors without the consent of the holders of the Rights, except that after a person or group becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights (other than void Rights of an Acquiring Person). After the period for redemption of the Rights has expired, our board of directors may not amend the Rights Agreement to extend the period for redemption of the Rights.

Terms of the Preferred Stock.  In connection with the Rights Agreement, our board of directors reclassified and designated 50,000 shares of Preferred Stock as shares of Series A Junior Participating Preferred Stock, as set forth in the Articles Supplementary, filed with the State Department of Assessments and Taxation of Maryland on March 3, 2011. A copy of the Articles Supplementary has been filed with the SEC as an exhibit to a Registration Statement on Form 8-A dated March 4, 2011.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting is required to approve our tax benefit preservation rights agreement. Our board of directors unanimously recommends that you vote for the approval of our tax benefit preservation rights agreement.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT AUDITORS

Description of Proposal

Our board of directors has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2011, and has further directed that the appointment of such independent auditors be submitted for ratification by our stockholders at the annual meeting. We have been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and clients. Ernst & Young LLP will have a representative at the annual meeting who will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent auditors is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our board of directors in its discretion may direct the appointment of different independent auditors at any time during the year if our board determines that such a change would be in our best interests.

Independent Auditors’ Fees

Aggregate fees we were billed for the fiscal years ended December 31, 2010 and 2009 by our independent auditors, Ernst & Young LLP, are as follows:

	Fiscal Year Ended
	December 31,
	2010	2009

Audit fees(a)	$1,012,400	$1,081,900
Audit-related fees(b)	107,584	98,770
Total audit and audit-related fees	1,119,984	1,180,670
Tax fees(c)	219,340	278,078
All other fees	—	—
Total(d)	$1,339,324	$1,458,748

(a)	Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and comfort letters on and review of SEC registration statements.

(b)	The audit-related fees include principally amounts billed to us related to due diligence and agreed upon procedures for 2010.

(c)	Tax fees include amounts billed to us primarily for tax planning and consulting, tax compliance and preparation and review of federal, state and local tax returns and tax fees related to REIT tax matters.

(d)	The amounts in the table do not include audit fees for 2010 and 2009 of $243,100 and $208,100, respectively, and tax fees of $71,625 and $128,298, respectively, relating to our third party investment management vehicles (CT Mezzanine Partners III, Inc., CT Large Loan 2006, Inc., CT Opportunity Partners I, LP and CT High Grade Partners II, LLC).

The audit committee of our board of directors was advised of the services provided by Ernst & Young LLP that are unrelated to the audit of the annual fiscal year end financial statements and the review of interim financial statements and has considered whether the provision of such services is compatible with maintaining Ernst & Young LLP’s independence as our independent auditors.

Audit Committee Pre-Approval Policy

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent auditors were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the audit committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter, that are individually estimated to result in an amount of fees that exceed $100,000. In addition, services to be provided by the independent auditors that are not within the category of pre-approved services must be approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the audit committee are required to be submitted to the audit committee by both management and the independent auditors, and must include a detailed description of the services to be provided and a joint statement confirming that the provision of the proposed services does not impair the independence of the independent auditors.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent auditors.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting is required to ratify the appointment of Ernst & Young LLP as our independent auditors. Our board of directors unanimously recommends that you vote for the ratification of Ernst & Young LLP as our independent auditors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

Our board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.capitaltrust.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles. Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee has met and held discussions with management and the independent auditors with respect to our consolidated financial statements for fiscal year 2010 and related matters. Management advised the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Ernst & Young LLP. Our independent auditors presented to and reviewed with the audit committee the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Our independent auditors also provided to the committee the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and in connection therewith the committee discussed with the independent auditors their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The audit committee meetings regularly include executive sessions with our independent auditors without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the audit committee’s considerations, discussions with management and discussion with the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee

Lynne B. Sagalyn
Thomas E. Dobrowski
Henry N. Nassau

*	The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

ANNUAL REPORT

Our annual report to stockholders is being concurrently made available for distribution to our stockholders.

OTHER MATTERS

Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act for inclusion in our proxy statement and proxy card for our 2012 annual meeting of stockholders, you must submit the proposal to our secretary no later than January 10, 2012. In addition, if you desire to bring business (including director nominations) before our 2012 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our secretary no earlier than December 11, 2011 and no later than 5:00 p.m. Eastern time on January 10, 2012. For additional requirements, stockholders should refer to our bylaws, Article II, Section 12, “Nominations and Proposals by Stockholders,” a current copy of which may be obtained from our secretary. If we do not receive timely notice pursuant to our bylaws, any proposal may be excluded from consideration at the meeting, regardless of any earlier notice provided in accordance with Rule 14a-8.

Appendix A

Capital Trust, Inc. 2011 Long-Term Incentive Plan

CAPITAL TRUST, INC.

2011 LONG-TERM INCENTIVE PLAN

As approved by the Board of Directors
on April   , 2011, and by the Company’s
stockholders on June   , 2011.

CAPITAL TRUST, INC.
2011 LONG-TERM INCENTIVE PLAN

Plan Document

1.  Introduction.

(a) Purpose.  By resolution of its Board of Directors approved on April   , 2011, Capital Trust, Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “Capital Trust, Inc. 2011 Long-Term Incentive Plan” (the “Plan”), for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Plan participants with those of the Company’s stockholders. This Plan is intended to serve as the sole source for all future equity-based awards to those eligible for Plan participation.

(b) Effective Date.  This Plan shall become effective on the date (the “Effective Date”) upon which it has received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s stockholders (or by such other stockholder vote that the Committee determines to be sufficient for the issuance of Shares and Awards according to the Company’s governing documents and Applicable Law).

(c) Definitions.  Terms in the Plan and any Appendix that begin with an initial capital letter have the defined meaning set forth in Appendix I or elsewhere in this Plan, in either case unless the context of their use clearly indicates a different meaning.

(d) Effect on Other Plans, Awards, and Arrangements.  This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan. Notwithstanding the foregoing, effective upon stockholder approval of this Plan, no further awards of any kind shall occur under the Company’s 2007 Long-Term Incentive Plan, and any Shares that are currently subject to awards under such plan but as to which Shares are not issued due to a forfeiture, cancellation, or other settlement thereof shall be added to the reserve of Shares that are authorized and available for issuance pursuant to this Plan.

2.  Types of Awards.  The Plan permits the granting of the following types of Awards according to the Sections of the Plan listed below:

Section 5	Options
Section 6	Share Appreciation Rights (“SARs”)
Section 7	Restricted Shares, Restricted Share Units (“RSUs”), and Unrestricted Shares
Section 8	Deferred Share Units (“DSUs”)
Section 9	Performance and Cash-settled Awards
Section 10	Dividend Equivalent Rights

3.  Shares Available for Awards.

(a) Generally,  Subject to Section 13 below, a total of one million (1,000,000) Shares shall be available for issuance under the Plan. The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or issued Shares that the Company holds in trust and are otherwise deliverable pursuant to Awards.

(b) Replenishment; Counting of Shares.  Any Shares reserved for Awards will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary pursuant to an Award (for example, due to its settlement in cash rather than in Shares, or the Award’s forfeiture, cancellation, expiration, or net settlement through the issuance of Shares). Further, and to the extent permitted under Applicable Law, the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company’s or an Affiliate’s acquiring another entity. On the other hand, Shares that a Person owns and tenders in payment of all or part of the exercise price of an Award or in satisfaction of applicable

Withholding Taxes shall not increase the number of Shares available for future issuance under the Plan. Shares reacquired by the Company on the open market using Option Proceeds shall be available for Awards. The increase in Shares available pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such Option Proceeds.

(c) ISO Share Reserve.  The number of Shares that are available for ISO Awards shall not exceed one million (1,000,000) Shares (as adjusted pursuant to Section 13 of the Plan, and as determined in accordance with Code Section 422).

(d) Vesting Limitation.  Notwithstanding any other provision of the Plan to the contrary, Awards (other than Options and SARs)shall become vested on a pro rata basis over a period of not less than three years (or, in the case of vesting with respect to Performance Awards, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the Grant Date; provided, however, that, notwithstanding the foregoing, such Awards that result in the issuance of an aggregate of up to fifteen percent (15%) of the Shares available pursuant to Section 3(a), as adjusted pursuant to Section 13 below, may be granted to any one or more Eligible Persons without respect to such minimum vesting provisions.

4.  Eligibility.

(a) General Rule.  Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those Persons to whom Awards may be granted. Each Award shall be evidenced by an Award Agreement that sets forth its Grant Date and all other terms and conditions of the Award, that is signed on behalf of the Company (or delivered by an authorized agent through an electronic medium), and that, if required by the Committee, is signed by the Eligible Person as an acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b) Option and SAR Limits per Person.  Within each calendar year during the term of the Plan, no Participant may receive Awards of Options and SARs that relate to more than one hundred thousand (100,000) Shares as such number may be adjusted pursuant to Section 13 below.

(c) Replacement Awards.  Subject to Applicable Law (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant, consent to surrender for cancellation some or all of the Awards or other grants that the Participant has received under this Plan or otherwise. An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options and SARs, these other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option or SAR unless either (i) the Award is made in connection with the assumption or exchange of economically-equivalent awards in connection with a Change in Control, or (ii) the Company’s stockholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

5.  Stock Options.

(a) Grants.  Subject to the special rules for ISOs set forth in Section 5(b) below, the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan, that may be immediately exercisable or that may become exercisable in whole or in part based on future events or conditions, that may include vesting or other requirements for the right to exercise the Option, and that may differ for any reason between Eligible Persons or classes of Eligible Persons, provided in all instances that:

(i) the exercise price for Shares subject to purchase through exercise of an Option shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date (unless the Award replaces a previously issued Option or SAR); and

(ii) no Option shall be exercisable for a term ending more than ten years after its Grant Date.

(b) Special ISO Provisions.  The following provisions shall control any grants of Options that are denominated as ISOs; provided that ISOs may not be granted more than ten (10) years after Board approval of the Plan.

(i) Eligibility.  The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424.

(ii) Documentation.  Each Option that is intended to be an ISO must be designated in the Award Agreement as an ISO, provided that any Option designated as an ISO will be a Non-ISO to the extent the Option fails to meet the requirements of Code Section 422 or the provisions of this Section 5(b). In the case of an ISO, the Committee shall determine on the Grant Date the acceptable methods of paying the exercise price for Shares, and it shall be included in the applicable Award Agreement.

(iii) $100,000 Limit.  To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds one hundred thousand dollars (U.S. $100,000), such excess Options shall be treated as Non-ISOs. For purposes of determining whether the one hundred thousand dollars (U.S. $100,000) limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the one hundred thousand dollars (U.S. $100,000) limit, the most recently granted Options shall be reduced first. In the event that Code Section 422 is amended to alter the limitation set forth therein, the limitation of this Section 5(b)(iii) shall be automatically adjusted accordingly.

(iv) Grants to 10% Holders.  In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the ISO’s term shall not exceed five years from the Grant Date, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. In the event that Code Section 422 is amended to alter the limitations set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(v) Substitution of Options.  In the event the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Code Section, substitute ISOs for ISOs previously granted under the plan of the acquired company provided (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before such substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi) Notice of Disqualifying Dispositions.  By executing an ISO Award Agreement, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of (A) two (2) years of the Grant Date, or (B) one (1) year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

(c) Method of Exercise.  Each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares) at any time and from time to time prior to its expiration, but only pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement. Exercise shall occur by delivery of both written notice of exercise to the secretary of the Company, and payment of the full exercise price for the Shares being purchased. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) are duly endorsed for transfer to the Company;

(iii) a net exercise by surrendering to the Company Shares otherwise receivable upon exercise of the Option;

(iv) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(v) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until the Company has received sufficient funds or value to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Exercise of an Unvested Option.  The Committee in its sole discretion may allow a Participant to exercise an unvested Option, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Option.

(e) Termination of Continuous Service.  The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other Person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

Reason for Terminating Continuous Service	Option Termination Date

(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Termination of the Participant’s Continuous Service, or when Cause first existed if earlier.
(II) Disability of the Participant.	Within one year after termination of the Participant’s Continuous Service.
(III) Retirement of the Participant.	Within six months after termination of the Participant’s Continuous Service.
(IV) Death of the Participant during Continuous Service or within 90 days thereafter.	Within one year after termination of the Participant’s Continuous Service.
(V) Any other reason.	Within 90 days after termination of the Participant’s Continuous Service.

If there is a blackout period under the Company’s insider trading policy or Applicable Law (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Options shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

6.  SARs.

(a) Grants.  The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; provided that:

(i) the exercise price for the Shares subject to each SAR shall not be less than one hundred percent (100%) of the Fair Market Value of the underlying Shares on the Grant Date (unless the Award replaces a previously issued Option or SAR);

(ii) no SAR shall be exercisable for a term ending more than ten years after its Grant Date; and

(iii) each SAR shall, except to the extent a SAR Award Agreement provides otherwise, be subject to the provisions of Section 5(e) relating to the effect of a termination of Participant’s Continuous Service, Section 5(f) relating to anti-dilution for cash dividends, and Section 5(g) relating to buyouts, in each case with “SAR” being substituted for “Option.”

(b) Settlement.  Subject to the Plan’s terms, a SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares having a Fair Market Value on the date of exercise equal to the product of the number of Share as to which the SAR is being exercised, and the excess of (i) the Fair Market Value, on such date, of the Shares covered by the exercised SAR, over (ii) an exercise price designated in the SAR Award Agreement. Notwithstanding the foregoing, a SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement. If, on the date on which a SAR or portion thereof is to expire, the Fair Market Value of the underlying Shares exceeds their aggregate exercise price of such SAR, then the SAR shall be deemed exercised and the Participant shall within ten days thereafter receive the Shares and/or cash that would have been issued on such date if the Participant had affirmatively exercised the SAR on that date.

(c) SARs related to Options.  The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option, and shall have an exercise price that is not less than the exercise price of the related Option. A SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive the settlement determined pursuant to Section 6(b) above. Any SAR granted in tandem with an ISO will contain such terms as may be required to comply with the provisions of Code Section 422.

(d) Effect on Available Shares.  At each time of exercise of a SAR that is settled through the delivery of Shares to the Participant, only those Shares that are issued or delivered in settlement of the exercise shall be counted against the number of Shares available for Awards under the Plan.

7.  Restricted Shares, RSUs, and Unrestricted Shares.

(a) Grant.  The Committee may grant Restricted Shares, RSUs, or Unrestricted Shares to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan. The Committee shall establish as to each Restricted Share or RSU Award the number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time (the “Restriction Period”) at the end of which all or some restrictions specified in the Award Agreement shall lapse, and the Participant shall receive unrestricted Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, individual, group, or divisional performance criteria, Company performance, or other criteria selection by the Committee. The

Committee may make Restricted Share and RSU Awards with or without the requirement for payment of cash or other consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture.  Subject to Section 3(d) of the Plan, the Committee shall set forth, in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant to the extent either set forth in an Award Agreement or required by Applicable Laws.

(c) Certificates for Restricted Shares.  Unless otherwise provided in an Award Agreement, the Company shall hold certificates representing Restricted Shares and dividends (whether in Shares or cash) that accrue with respect to them until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d) Section 83(b) Elections.  A Participant may make an election under Code Section 83(b) (the ‘‘Section 83(b) Election”) with respect to Restricted Shares. A Participant who has received RSUs may, within ten days after receiving the RSU Award, provide the Committee with a written notice of his or her desire to make Section 83(b) Election with respect to the Shares subject to such RSUs. The Committee may in its discretion convert the Participant’s RSUs into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s RSU Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares; provided that the Participant’s Section 83(b) Election will be invalid if not filed with the Company and the appropriate U.S. tax authorities within thirty (30) days after the Grant Date of the RSUs that are thereafter replaced by the Restricted Shares.

(e) Deferral Elections for RSUs.  To the extent specifically provided in an Award Agreement and subject to and in accordance with Section 8 below, a Participant who is a Director or a member of a select group of management or highly compensated Employees (within the meaning of ERISA) may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant both more than twelve (12) months after the date of the Participant’s deferral election and upon the vesting of an RSU Award. If the Participant makes this election, the Company shall credit the Shares subject to the election, and any associated Shares attributable to Dividend Equivalent Rights attached to the Award, to a DSU account established pursuant to Section 8 below on the date such Shares would otherwise have been delivered to the Participant pursuant to this Section.

(f) Issuance of Shares upon Vesting.  As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs), the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise and subject to Section 11 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

8.  DSUs.

(a) Elections to Defer.  The Committee may make DSU awards to Eligible Persons pursuant to Award Agreements (regardless of whether or not there is a deferral of the Eligible Person’s compensation), and may permit select Eligible Persons who are Directors or members of a select group of management or highly compensated Employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect. For any Participant who is subject to U.S. income taxation, the Committee shall only authorize deferral elections under this Section 8(a) — (i) pursuant to written procedures, and using written Election Forms, that satisfy the requirements of Code Section 409A, and (ii) only by Eligible Persons who are Directors, Consultants, or members of a select group of management or highly compensated Employees (within the meaning of ERISA).

(b) Vesting.  Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c) Issuances of Shares.  Unless an Award Agreement expressly provides otherwise, the Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to —

(i) the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service, and

(ii) the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a), provided that the Participant may change a distribution election through any subsequent election that (A) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (B) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d) Emergency Withdrawals.  In the event that a Participant suffers an unforeseeable emergency within the contemplation of this Section 8(d), the Participant may apply to the Committee for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Code Section 152) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, may require independent verification of the emergency, and may determine whether or not to provide the Participant with cash or Shares. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value on the date of the distribution equal to any cash paid to the Participant pursuant to this Section 8(d). For all DSUs granted to Participants who are U.S. taxpayers, the term “unforeseeable emergency” shall be interpreted in accordance with Code Section 409A.

(e) Termination of Service.  For purposes of this Section 8, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations § 1.409A-1(h). A Participant shall be considered to have experienced a termination of Continuous Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any Affiliate after a certain date, or (ii) that the level of bona fide services the Participant will perform after such date (whether as an

Employee, Director, or Consultant) are reasonably expected to permanently decrease to no more than fifty percent (50%) of the average level of bona fide services performed by such Participant (whether as an Employee, Director, or Consultant) over the immediately preceding thirty-six (36) month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than thirty-six (36) months).

9.  Performance and Cash-Settled Awards.

(a) Performance Units.  Subject to the limitations set forth in paragraph (b) hereof, the Committee may in its discretion grant Performance Awards, including Performance Units to any Eligible Person, including Performance Units that (i) have substantially the same financial benefits and other terms and conditions as Options, SARs, RSUs, or DSUs, but (ii) are settled only in cash. All Awards hereunder shall be made pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan.

(b) Performance Compensation Awards.  Subject to the limitations set forth herein, the Committee may, at the time of grant of a Performance Award, designate its as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes, “qualified performance-based compensation” under Code Section 162(m), and has terms and conditions designed to qualify as such. With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a ‘‘Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being defined below). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance

(c) Limitations on Awards.  The maximum Performance Compensation Award that any one Participant may receive for any one Performance Period, without regard to time of vesting or exercisability, shall not together exceed two hundred and fifty thousand (250,000) Shares, as adjusted pursuant to Section 13 below (or, for Performance Units to be settled in cash, five million dollars (U.S. $5,000,000)). The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will be credited as DSUs or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Code Section 162(b).

(d) Definitions.

(i) ‘‘Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) ‘‘Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or subsidiary, division or business unit performance for a Performance Period, whether in absolute or relative terms including, without limitation: terms relative to a peer group or index;

basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); cash available for distribution; basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; level and growth of dividends; the price or increase in price of Shares; total stockholder return; distributions received on the account of so called carried interests or incentive management fees from any other private equity fund or managed account managed by the Company; total assets; growth in assets, new originations of assets, or financing of assets; equity market capitalization; assets under management; reduction or other quantifiable goal with respect to general and/or specific expenses; third-party equity capital under management or raised; and mergers, acquisitions, increase in enterprise value of Affiliates, subsidiaries, divisions or business units or sales of assets of Affiliates, subsidiaries, divisions or business units or sales of assets. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) ‘‘Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(e) Deferral Elections.  At any time prior to the date that is both at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to a Performance Award and at which time vesting or payment is substantially uncertain to occur, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to this Section.

10.  Dividend Equivalent Rights.  The Committee may grant Dividend Equivalent Rights to any Eligible Person, and may do either pursuant to an Award Agreement that is independent of any other Award, or through a provision in another Award (other than an Option or SAR) that Dividend Equivalent Rights attach to the Shares underlying the Award. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to a Restricted Stock Award, Restricted Stock Unit Award, Deferred Share Unit, or Performance Unit Award.

(a) Nature of Right.  Each Dividend Equivalent Right shall represent the right to receive amounts based on the dividends declared on Shares as of all dividend payment dates during the term of the Dividend Equivalent Right (as determined by the Committee). Unless otherwise determined by the Committee, a Dividend Equivalent Right shall expire upon termination of the Participant’s Continuous Service, provided that a Dividend Equivalent Right that is granted in as part of another Award shall have a term and an expiration date that coincide with those of the related Award.

(b) Settlement.  Unless otherwise provided in an Award Agreement, Dividend Equivalent Rights shall be paid out on the (i) on the record date for dividends if the Award occurs on a stand-alone basis, and (ii) on the vesting or later settlement date (or other date specified in the Award Agreement) for another Award if the Dividend Equivalent Right is granted as part of it. Payment of all amounts determined in accordance with this Section shall be in Shares, with cash paid in lieu of fractional Shares, provided that the Committee may instead provide in an Award Agreement for cash settlement of all or part of the Dividend Equivalent Rights. For DERs settled in Shares, only the Shares actually issued pursuant to Dividend Equivalent Rights shall count against the Share limits set forth in Section 3 above.

(c) Other Terms.  The Committee may impose such other terms and conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Award Agreement. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Awards. The Committee may also authorize, for any Participant or group of Participants, a program under which the payments with respect to Dividend Equivalent Rights may be deferred pursuant to the terms and conditions determined under Section 8 above.

11.  Taxes; Withholding.

(a) General Rule.  Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold any Participant harmless from any or all of such taxes. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all required Withholding Taxes. Except to the extent otherwise either provided in an Award Agreement or thereafter authorized by the Committee, the Company or any Affiliate will satisfy required Withholding Taxes that the Participant has not otherwise arranged to settle before the due date thereof —

(i) first from withholding the cash otherwise payable to the Participant pursuant to the Award;

(ii) then by withholding and cancelling the Participant’s rights with respect to a number of Shares that (A) would otherwise have been delivered to the Participant pursuant to the Award, and (B) have an aggregate Fair Market Value equal to the Withholding Taxes (such withheld Shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of the withholding); and

(iii) finally, withholding the cash otherwise payable to the Participant by the Company.

The number of Shares withheld and cancelled to pay a Participant’s Withholding Taxes will be rounded up to the nearest whole Share sufficient to satisfy such taxes, with cash being paid to the Participant in an amount equal to the amount by which the Fair Market Value of such Shares exceeds the Withholding Taxes.

(b) U.S. Code Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(c) Unfunded Tax Status.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Person any rights that are greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under the Plan at all times constitute an unsecured claim against the general assets of the Company for the collection of benefits as they come due. Neither the Participant nor the Participant’s duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company.

12.  Non-Transferability of Awards.

(a) General.  Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer.

An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section 12.

(b) Limited Transferability Rights.  The Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Units may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated Beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(c) Death.  In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution).

13.  Change in Capital Structure; Change in Control; Etc.

(a) Changes in Capitalization.  The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the exercise or other price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of cash or securities shall not require the consent of any Person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control.  In the event of a Change in Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any Affiliates and any Participant, each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction. Notwithstanding the foregoing, instead of having outstanding Awards be assumed or replaced with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(i) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company, if any, with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;

(ii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of all or some outstanding Awards (based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee, and with the Committee having full discretion to cancel either all Awards or only select Awards (such as only those that have vested on or before the Change in Control);

(iii) terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control. To the extent that an Award is not exercised, settled, or cancelled prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation;

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms set forth above.

Notwithstanding the above and unless otherwise provided in an Award Agreement or in any employment-related agreement between the Company or any Affiliate and the Participant, in the event a Participant is Involuntarily Terminated on or within 12 months (or other period set forth in an Award Agreement) following a Change in Control, then any Award that is assumed or substituted pursuant to this Section above shall accelerate and become fully vested (and become exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares underlying the Award shall lapse in full. The acceleration of vesting and lapse of any repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s Involuntary Termination.

14.  Termination, Rescission and Recapture of Awards.

(a) Each Award under the Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, to the extent provided in an Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (d) hereof (collectively, the “Conditions”).

(b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company (or policy applicable to the Participant) with regard to any such proprietary or confidential information or material.

(c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d) Upon exercise, payment, or delivery of cash or Shares pursuant to an Award, the Participant shall, if requested in writing by the Company, certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e) If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (x) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (y) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (z) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f) Within ten days after receiving notice from the Company of any such activity described in Section 14(e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 14 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g) Notwithstanding the foregoing provisions of this Section 14, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section 14 shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate the Conditions, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h) All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i) If any provision within this Section 14 is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section 14 shall not be applicable to any Participant from and after his or her termination of Continuous Service after a Change in Control.

15.  Recoupment of Awards.  Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture relating to, any Award, if and to the extent —

(a) the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b) in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and

(c) a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section 15.

In each instance, the Committee may, to the extent practicable and allowable or required under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a

Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period. Notwithstanding any other provision of the Plan, all Awards shall be subject to Reimbursement, Termination, Rescission, and/or Recapture to the extent required by Applicable Law, including but not limited to Section 10D of the Exchange Act.

16.  Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

17.  Administration of the Plan.  The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and may prescribe, amend, and rescind such rules and regulations, and procedures for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(a) Committee Composition.  The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b) Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) to the extent consistent with the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii) to require, as a condition precedent to the grant, vesting, exercise, settlement, and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Committee may require, in its sole discretion, which form may include any other provisions, e.g. confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);

(viii) in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Award, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system; and

(ix) to make all interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

(c) Local Law Adjustments and Sub-plans.  To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.

(d) Action by Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other Employee of the Company or any Affiliate, the Company’s independent certified public accounts, or any executive compensation Consultant or other professional retained by the Company to assist in the administration of the Plan.

(e) Deference to Committee Determinations.  The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, and all determination the Committee makes pursuant to the Plan shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(f) No Liability; Indemnification.  Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who in good faith takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(g) Expenses.  The expenses of administering the Plan shall be borne jointly and severally by the Company and its Affiliates.

18.  Modification of Awards and Substitution of Options.  Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that the Plan would permit for a new Award. However, except in connection with a Change in Control or as approved by the Company’s stockholders for any period during which it is subject to the reporting requirements of the Exchange Act, the Committee may not cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price, or granting a replacement award of a different type, or otherwise allowing for a “repricing” within the meaning of applicable federal securities laws. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a

Participant’s rights thereunder unless either (i) the Participant provides written consent to the modification, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

19.  Plan Amendment and Termination.  The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 13 above) unless such change is authorized by the stockholders of the Company. A termination or amendment of the Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof. Furthermore, neither the Company nor the Committee shall, without stockholder approval, amend the Plan either (a) to allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures, or (b) to cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement award of a different type.

20.  Term of Plan.  If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after the earlier of Board approval of the Plan and its Effective Date as determined under Section 1(b) above. No Awards shall be made under the Plan after its termination.

21.  Governing Law.  The terms of this Plan shall be governed by the laws of the State of New York, within the United States of America, without regard to the State’s conflict of laws rules.

22.  Laws and Regulations.

(a) General Rules.  This Plan, the granting of Awards, the exercise of Options and SARs, and the obligations of the Company hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Company may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to the Plan.

(b) Black-out Periods.  Notwithstanding any contrary terms within the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws.

(c) Severability; Blue Pencil.  In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

23.  No Stockholder Rights.  Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to such Participant, transferee, or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for Restricted Shares), notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan or an Award Agreement.

Appendix I: Definitions

As used in the Plan, the following terms have the meanings indicated when they begin with initial capital letters within the Plan:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made, in writing or by an electronic medium, pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, a Performance Unit, or Dividend Equivalent Rights, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” will have the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s conviction of a felony, or of a misdemeanor involving material acts of dishonesty or breach of fiduciary duty, (ii) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (iii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iv) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (v) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate. Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means any of the following:

(i) Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

(ii) Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Affiliates, as a result of which less than

50% of the outstanding voting securities of the surviving or resulting entity immediately after such transaction are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such transaction (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such transaction and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such transaction held by Affiliates of the Company);

(iii) Approval by the stockholders of the Company of the sale of substantially all of the Company’s business and/or assets to a Person or entity that is not an Affiliate of the Company;

(iv) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any Person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a Person that is a stockholder of the Company on the Effective Date or a trustee or a fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of the stock of the Company, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 33% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company other than as a result of the acquisition of securities directly from the Company; or

(v) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or its successor, provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee, (ii) with respect to any decision involving an Award intended to satisfy the requirements of Code Section 162(m), a committee consisting of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m), and (iii) with respect to any decision relating to a Reporting Person, a committee consisting solely of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means Capital Trust, Inc., a Maryland corporation; provided that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Company Stock” means Class A common stock of the Company. In the event of a change in the capital structure of the Company affecting the Class A common stock (as provided in Section 13), the Shares resulting from such a change in the Class A common stock shall be deemed to be Company Stock within the meaning of the Plan.

“Consultant” means any person (other than an Employee or Director), including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination, as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

“Deferred Share Units” or “DSUs” mean Awards pursuant to Section 8 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” will have the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Disabled” means (i) for an ISO, that the Participant is disabled within the meaning of Code section 22(e)(3), and (ii) for other Awards, a condition under which the Participant —

(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.

“Dividend Equivalent Rights” means Awards pursuant to Section 10 of the Plan, which may be attached to other Awards.

“Effective Date” means the date on which the Company’s stockholders approves the Plan.

“Eligible Person” means any Consultant, Director, or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Employer” means the Company and each Subsidiary and Affiliate that employs one or more Participants.

‘‘Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the fair market value of the Company Stock as of such date based on the then prevailing prices of the Company Stock on the New York Stock Exchange, NASDAQ or such other stocks exchange as the Company Stock is then listed for trading (and, if none, as determined by the Committee in good faith based on relevant facts and circumstances).

“Grant Date” means the later of (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) the date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Incentive Stock Option” (or “ISO”) means, an Option that qualifies for favorable income tax treatment under Code Section 422.

‘‘Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control:

(i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or

(ii) voluntary resignation by the Participant through the following actions: (1) the Participant provides the Company with written notice of the existence of one of the events, arising without the Participant’s consent, listed in clauses (A) through (C) below within thirty (30) days of the initial existence of such event; (2) the Company fails to cure such event within thirty (30) days following the date such notice is given; and (3) the Participant elects to voluntarily terminate employment within the ninety (90) day period immediately following such event. The events include: (A) a material reduction in the Participant’s authority, duties, and responsibilities, provided that a mere change in the Participant’s title shall not trigger an Involuntary Termination, (B) the Participant being required to relocate his place of employment, other than a relocation within fifty (50) miles of the Participant’s principal work site at the time of the Change in Control, or (C) a material reduction in the Participant’s Base Salary other than any such reduction consistent with a general reduction of pay for similarly-situated Participants.

‘‘Non-ISO” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.

‘‘Option” means any right to buy Shares that is granted to a Participant pursuant to Section 5 above.

‘‘Option Proceeds” shall mean the cash actually received by the Company for the exercise price in connection with the exercise of Options that are exercised after the Effective Date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options, which tax benefit shall be determined by multiplying (i) the amount that is deductible for Federal income tax purposes as a result of any such Option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (ii) the maximum Federal corporate income tax rate for the year of exercise. With respect to Options, to the extent that a Participant pays the exercise price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares

“Option” means a right to purchase Shares at a price and on terms and conditions determined in accordance with the Plan.

“Participant” means any Eligible Person who holds an outstanding Award.

“Performance Awards” mean Awards granted pursuant to Section 9.

“Performance Unit” means an Award granted pursuant to Section 9(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this Capital Trust, Inc. 2011 Long-Term Incentive Plan.

“Recapture”, “Rescission”, “Reimbursement” have the meanings set forth in Section 14 of the Plan.

“Recoupment” has the meaning set forth in Section 15 of the Plan.

‘‘Reporting Person” means an Employee, Director, or Consultant who is subject to the reporting requirements set forth under Rule 16b-3.

“Restricted Share” means a Share of Company Stock awarded with restrictions imposed under Section 7.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 7.

“Retirement” means a Participant’s termination of employment after age sixty-five (65).

‘‘Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Share” means a share of Common Stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company.

“Termination” has the meaning set forth in Section 14 of the Plan.

“Unrestricted Shares” mean Shares (without restrictions) awarded to Participants pursuant to Section 7 of the Plan.

“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with any Award.

Appendix B

Tax Benefits Preservation Rights Agreement

TAX BENEFITS PRESERVATION RIGHTS AGREEMENT
DATED AS OF MARCH 3, 2011
BY AND BETWEEN
CAPITAL TRUST, INC.
AND
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

B-i

TAX BENEFITS PRESERVATION RIGHTS AGREEMENT

This Tax Benefits Preservation Rights Agreement, dated as of March 3, 2011 (as it may be amended from time to time as provided herein, the “Agreement”), is entered into by and between Capital Trust, Inc., a Maryland corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent” which term shall include any successor Rights Agent hereunder). Capitalized terms contained herein and not otherwise defined shall have the meanings ascribed to them in Section 1.

WITNESSETH

WHEREAS, the Company has generated Tax Benefits (as defined in Section 1 hereof) for United States federal income tax purposes, and as such Tax Benefits may potentially provide valuable tax benefits to the Company, the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, and thereby preserve the ability to utilize fully such Tax Benefits and, in furtherance of such objective, the Company desires to enter into this Agreement;

WHEREAS, the Board of Directors of the Company (“Board of Directors”) has authorized, and the Company declared, a dividend distribution of one Right (as defined below) for each share of Common Stock outstanding as of the Close of Business on March 14, 2011 (the “Record Date”), and authorized the issuance of one Right for each share of Common Stock of the Company issued between the Record Date and the earlier of the Distribution Date or the Expiration Date, each Right initially representing the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth on Exhibit A hereto, upon the terms and subject to the conditions hereinafter set forth (the ‘‘Rights”); and

WHEREAS, the Company desires to appoint the Rights Agent to act as rights agent hereunder, in accordance with the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.9% or more of the shares of Common Stock of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, (iv) any Person holding shares of Common Stock of the Company organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement (the Persons described in clauses (i) through (iv) above are referred to herein as “Exempt Persons”), or (v) any Grandfathered Person, unless such Grandfathered Person becomes the Beneficial Owner of a percentage of the shares of Common Stock of the Company then outstanding equal to or exceeding such Grandfathered Person’s Grandfathered Percentage (at which such time such Grandfathered Person shall be deemed an “Acquiring Person”).

Notwithstanding the foregoing, no Person shall become an “Acquiring Person” (i) as the result of an acquisition by the Company of Common Stock of the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 4.9% (or in the case of a Grandfathered Person, the Grandfathered Percentage applicable to such Grandfathered Person) or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 4.9% (or in the case of a Grandfathered Person, the Grandfathered Percentage applicable to such Grandfathered Person) or more of the shares of Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares (other than pursuant to a stock split, stock dividend or similar transaction) of Common Stock of the Company and immediately thereafter be the Beneficial Owner of 4.9% (or in the case of a Grandfathered Person, the Grandfathered Percentage applicable to such Grandfathered Person) or more of the shares of Common Stock of the Company then outstanding, then such Person shall be deemed to be an “Acquiring Person,” (ii) who becomes the Beneficial Owner of 4.9% or more of the outstanding shares of Common Stock as a result of the acquisition of shares of Common Stock directly from the Company, as long as, prior to the acquisition of shares of Common Stock directly from the Company, the Company has been apprised in writing by any such Person of the number of shares of Common Stock Beneficially Owned by such Person immediately prior to any such acquisition; provided, however, that if a Person shall become the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding as a result of a direct purchase from the Company and shall, after that date, acquire one or more additional shares of the Company’s Common Stock without the prior written consent of the Company and shall then Beneficially Own more than 4.9% of the shares of Common Stock then outstanding, then such Person shall be deemed to be an “Acquiring Person;” (iii) who becomes a Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding and whose Beneficial Ownership would not, as determined by the Board of Directors in its sole discretion, jeopardize or endanger the availability to the Company of its Tax Benefits (a “Board Exempt Person”); provided further, however, that if a Person is not an Acquiring Person solely by reason of clause (iii) above, then such Person shall cease to be a Board Exempt Person if (A) such Person ceases to Beneficially Own 4.9% or more of the shares of the then outstanding Common Stock or (B) the Board of Directors, in its sole discretion, makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership with respect to the availability to the Company of its Tax Benefits; and (iv) by virtue of the exercise (whether partially or in full) of “Warrant No. 1,” issued by the Company on March 16, 2009 to JPMorgan Chase Funding, Inc. to purchase (prior to any adjustments) 2,034,665 shares of the Company’s Common Stock (“Warrant No. 1.”); provided, however, that if a Person shall become the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding as a result of the exercise of Warrant No. 1 and shall, after that date, acquire one or more additional shares of the Company’s Common Stock (other than through the full or partial exercise of Warrant No. 1) without the prior written consent of the Company and shall then Beneficially Own more than 4.9% of the shares of Common Stock then outstanding, then such Person shall be deemed to be an “Acquiring Person.”

In addition, notwithstanding the foregoing, and notwithstanding anything to the contrary provided in this Agreement including without limitation in Sections 1, 3(a) or 27, a Person shall not be an “Acquiring Person” if the Board of Directors determines at any time that a Person who would otherwise be an “Acquiring Person,” has become such inadvertently without intending to become an “Acquiring Person,” and such Person divests (without exercising or retaining any power, including, voting power, with respect to such securities) as promptly as practicable (or within such period of time as the Board of Directors determines is reasonable) a sufficient number of shares of Common Stock of the Company so that such Person would no longer be an “Acquiring Person.”

“Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations (the “Rules”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement; and to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose shares of Common Stock of the Company would be deemed to be constructively owned by such Person, owned by a “single entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of the Code, or any successor or replacement provision, and the Treasury Regulations thereunder; provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of (or any derivative of such phrases), any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (including any purchase orders for shares of Common Stock initiated prior to the first public announcement of the adoption of this Plan) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the Beneficial

Owner of, or to Beneficially Own securities (including rights, options or warrants) which are convertible or exchangeable into or exercisable for Common Stock until such time as such securities are converted or exchanged into or exercised for Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; provided, further, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has “beneficial ownership” of (as defined under Rule 13d-3 of the Rules), including pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Person or any of such Person’s Affiliates or Associates as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or

(iii) of which any other Person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of such securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Person or any of such Person’s Affiliates or Associates as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), or (B) if such Beneficial Ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided, further, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate or selling group until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Board may determine in any specific case.

Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this definition, a Person shall be deemed the Beneficial Owner of, and shall be deemed to Beneficially Own or have Beneficial Ownership of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

“Board Exempt Person” shall have the meaning set forth in the definition of “Acquiring Person.”

“Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Charter” when used in reference to the Company shall mean the charter of the Company, as may be amended or supplemented from time to time, of the Company.

“Close of Business” on any given date shall mean 5:00 p.m., New York, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York, New York time, on the next succeeding Business Day.

“Code” shall have the meaning set forth in the preamble to this Agreement.

“Common Stock” when used in reference to the Company shall mean the Class A Common Stock, par value $0.01 per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed. “Common Stock” when used with reference to any Person other than the Company organized in corporate form shall mean (i) the capital stock or other equity interest of such Person with the greatest voting power, (ii) the equity securities or other equity interest having power to control or direct the management of such Person or (iii) if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person and which have issued any such outstanding capital stock, equity securities or equity interest. “Common Stock” when used with reference to any Person not organized in corporate form shall mean units of beneficial interest which (x) shall represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and (y) shall be entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove or otherwise replace the general partner or partners.

“Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock entitled to vote at a meeting of the stockholders called with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) or earning power of the Company.

“Depositary Agent” shall have the meaning set forth in Section 7(c) hereof.

“Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Date” shall have the meaning set forth in Section 7(a) hereof.

“Equity Compensation Plan Shares” shall have the meaning set forth in the definition of “Grandfathered Percentage.”

“Exempt Person” shall have the meaning set forth in the definition of “Acquiring Person.”

“Exercise Price” shall mean, as of any date, the price at which a holder may purchase securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $6.00.

“Expiration Date” and “Final Expiration Date” shall have the meanings set forth in Section 7(a) hereof.

“Fair Market Value” of any securities or other property shall be as determined in accordance with Section 11(d) hereof.

“Grandfathered Percentage” shall mean, with respect to any Grandfathered Person, the percentage of the outstanding shares of Common Stock of the Company that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, Beneficially Owns as of the Grandfathered Time, plus (i) an additional 1/4% and (ii) any shares of Common Stock issued to a Grandfathered Person pursuant to the Company’s equity compensation plans (“Equity Compensation Plan Shares”); provided, however, that, in the event any Grandfathered Person shall sell, transfer, or otherwise dispose of any outstanding shares of Common Stock of the Company after the Grandfathered Time, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of (i) the Grandfathered Percentage as in effect immediately prior to such sale, transfer or disposition or (ii) the percentage of outstanding shares of Common Stock of the Company that such Grandfathered Person Beneficially Owns immediately following such sale, transfer or disposition, plus (a) an additional 1/4% and (b) any Equity Compensation Plan Shares granted to such Grandfathered Person subsequent to such sale, transfer or disposition.

“Grandfathered Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is, as of the Grandfathered Time, the Beneficial Owner of 4.9% or more of the shares of Common Stock of the Company then outstanding. Notwithstanding anything to the contrary provided in this Agreement, any Grandfathered Person who after the Grandfathered Time becomes the Beneficial Owner of less than 4.9% of the shares of Common Stock of the Company then outstanding shall cease to be a Grandfathered Person and shall be subject to all of the provisions of this Agreement in the same manner as any Person who is not and was not a Grandfathered Person.

“Grandfathered Time” shall mean 5:00 p.m., New York, New York time, on March 3, 2011.

“Group” shall have the meaning set forth in clause (b) of the definition of “Person.”

“Person” shall mean (a) an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization, or any other association or entity including any successor (by merger or otherwise) thereof or thereto, and (b) a “group” as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

“Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the form of the articles supplementary attached hereto as Exhibit A.

“Preferred Stock Equivalents” shall have the meaning set forth in Section 11(b) hereof.

“Principal Party” shall have the meaning set forth in Section 13(b) hereof.

“Record Date” shall have the meaning set forth in the Preamble of this Agreement.

“Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

“Redemption Price” shall have the meaning set forth in Section 23 hereof.

“Registered Common Stock” shall have the meaning set forth in Section 13(b) hereof.

“Rights” shall have the meaning set forth in the Preamble of this Agreement.

“Right Certificates” shall have the meaning set forth in Section 3(a) hereof.

“Section 11(a)(ii) Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

“Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

“Section 24(a)(i) Exchange Ratio” shall have the meaning set forth in Section 24(a)(i) hereof.

“Section 24(a)(ii) Exchange Ratio” shall have the meaning set forth in Section 24(a)(ii) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Stock Acquisition Date” shall mean the date of the first public announcement (which for purposes of this definition shall include, without limitation, the issuance of a press release or the filing of a publicly-available report or other document with the Securities and Exchange Commission or any other governmental agency) by the Company, acting pursuant to a resolution adopted by the Board of Directors, or by an Acquiring Person, subject in each case to the last paragraph of the definition of “Acquiring Person,” that an Acquiring Person has become such Acquiring Person.

“Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity are at the time directly or indirectly Beneficially Owned or otherwise controlled by such Person either alone or together with one or more Affiliates of such Person.

“Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

“Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine. The Company shall give ten (10) days’ prior written notice to the Rights Agent of the appointment of one or more Co-Rights Agents and the respective duties of the Rights Agent and any such Co-Rights Agents. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.

Section 3.  Issue of Right Certificates.

(a) From the date hereof until the earlier of (i) the Close of Business on the tenth calendar day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later calendar day, if any, as the Board of Directors may determine in its sole discretion) after the date a tender or exchange offer by any Person, other than an Exempt Person, is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act, or any successor rule, if, upon consummation thereof, such Person could become the Beneficial Owner of 4.9% (or in the case of a Grandfathered Person, the Grandfathered Percentage applicable to such Grandfathered Person) or more of the shares of Common Stock of the Company then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earliest of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for the Common Stock of the Company registered in the names of the holders of the Common Stock of the Company (which certificates for Common Stock of the Company shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock of the Company. As soon as practicable after the Distribution Date, the Rights Agent will, at the Company’s expense send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more certificates, in substantially the form of Exhibit B hereto (the “Right Certificates”), evidencing one Right for each share of Common Stock of the Company so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock of the Company has been made pursuant to Section 11(o) hereof, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) at the time of distribution of the Right Certificates, so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Close of Business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) With respect to certificates for Common Stock of the Company issued prior to the Close of Business on the Record Date, the Rights will be evidenced by such certificates for the Common Stock of the Company on or until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), and the registered holders of the Common Stock of the Company also shall be the registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the transfer of any of the certificates for the Common Stock of the Company outstanding prior to the date of this Agreement shall also constitute the transfer of the Rights associated with the Common Stock of the Company represented by such certificate.

(c) Certificates for the Common Stock of the Company issued after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date, shall be deemed also to be certificates for Rights, and shall bear a legend, substantially in the form set forth below:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Tax Benefits Preservation Rights Agreement between Capital Trust, Inc. and American Stock Transfer & Trust Company, LLC (or any successor thereto), as Rights Agent, dated as of March 3, 2011 as amended, restated, renewed, supplemented or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Capital Trust, Inc. and the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Capital Trust, Inc. may redeem the Rights at a redemption price of $0.001 per Right, subject to adjustment, under the terms of the Rights Agreement. Capital Trust, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

With respect to such certificates containing the foregoing legend, the Rights associated with the Common Stock of the Company represented by such certificates shall be evidenced by such certificates alone until the earlier of the Distribution Date or the Expiration Date, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock of the Company represented by such certificates. In the event that the Company purchases or acquires any shares of Common Stock of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock of the Company shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock of the Company which are no longer outstanding. The failure to print the foregoing legend on any such certificate representing Common Stock of the Company or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

Section 4.  Form of Right Certificates.

(a) The Right Certificates (and the forms of election to purchase shares and of assignment and certificate to be printed on the reverse thereof) shall each be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage. The Right Certificates shall be in a machine printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date, shall show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the Exercise Price, but the number of such shares and the Exercise Price shall be subject to adjustment as provided herein.

(b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights Beneficially Owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, the shares of Common Stock of the Company associated with such Rights or the Company or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6, Section 11 or Section 22 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall have deleted therefrom the second sentence of the existing legend on such Right Certificate and in substitution therefor shall contain the following legend:

The Rights represented by this Right Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void under certain circumstances as specified in Section 7(e) of the Rights Agreement.

The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate thereof. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended. The failure to print the foregoing legend on any such Right Certificate or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

Section 5.  Countersignature and Registration.

(a) The Right Certificates shall be executed on behalf of the Company by its Chairman or Vice Chairman of the Board of Directors, its President, any Vice President, Chief Executive Officer, its Chief Operating Officer or its Chief Financial Officer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested to by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless so countersigned, and such countersignature upon any Right Certificate shall be conclusive evidence, and the only evidence, that such Right Certificate has been duly countersigned as required hereunder. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or following a Triggering Event, Common Stock of the Company, cash, property, debt securities, Preferred Stock or any combination thereof, including any such securities, cash or property following a Section 13 Event) as the Right Certificate or Certificates surrendered then entitled such holder to purchase and at the same Exercise Price. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate duly executed, at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates, as the case may be, as so requested. The Company may require payment by the registered holder of a Right Certificate, of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.  Exercise of Rights; Exercise Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earliest of (i) the Close of Business on the third anniversary of the Record Date (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”) or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (the “Exchange Date”) (iv) the final adjournment of the Company’s 2011 annual meeting of stockholders if stockholder approval of this Agreement has not been received prior to such time, (v) the repeal of Section 382 of the Code or any successor statute if the Board determines that this Plan is no longer necessary for the preservation of Tax Benefits, (vi) the beginning of a taxable year of the Company with respect to which the Board determines that no Tax Benefits may be carried forward, or (vii) such time as the Board determines that a limitation on the use of the Tax Benefits under Section 382 of the Code would no longer be material to the Company (the earliest of (i), through (vii) being herein referred to as the “Expiration Date”). The Board shall at least annually consider whether to make the determination provided by Section 7(a)(vii) in light of all relevant factors, including, in particular, the amount and anticipated utilization of the Company’s Tax Benefits and the Company’s market capitalization. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Expiration Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes, prior to the Close of Business on March 14, 2014, that the Expiration Date has not occurred. Except as set forth in Section 7(e) hereof and notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock of the Company is entitled to all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such shares of Common Stock of the Company in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of shares of Common Stock of the Company.

(b) The Exercise Price shall be payable in lawful money of the United States of America in accordance with Section 7(c) below.

(c) As promptly as practicable following the Distribution Date, the Company shall deposit with a corporation, trust, bank or similar institution in good standing organized under the laws of the United States or any State of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by a federal or state authority (such institution is hereinafter referred to as the “Depositary Agent”), certificates representing the shares of Preferred Stock that may be acquired upon exercise of the Rights and the Company shall cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the shares of Preferred Stock so deposited. Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment of the Exercise Price for the shares to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) by certified check or bank draft payable to the order of the Company or by money order, the Rights Agent shall, subject to Section 20(k) and Section 14(b) hereof, thereupon promptly (i) requisition from the Depositary Agent (or make available, if the Rights Agent is the Depositary Agent) depositary receipts or certificates for the number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes the Depositary Agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt of each certificate or depositary receipts promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Stock of the Company) of the Company, pay cash or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate. The payment of the Exercise Price may be made by certified or bank check payable to the order of the Company, or by money order or wire transfer of immediately available funds to the account of the Company (provided that notice of such wire transfer shall be given by the holder of the related Right to the Rights Agent).

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event or Section 13 Event, any Rights Beneficially Owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, the shares of Common Stock of the Company associated with such Rights or the Company, or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any Affiliates or Associates of an Acquiring Person or any transferee of any of them hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.  Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Reservation and Availability of Preferred Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of preferred stock, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding and exercisable Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock issuable upon exercise of all outstanding Rights in excess of the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

(b) The Company shall use commercially reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock of the Company is listed or, if the principal market for the Common Stock of the Company is not on any national securities exchange, to be eligible for quotation on such system as the Common Stock is then quoted.

(c) The Company shall use commercially reasonable efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date. The Company will also take such action as may be appropriate under, and which will ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed one hundred twenty (120) days after the date determined in accordance with the provisions of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with prompt written notice to the Rights Agent. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon the exercise of the Rights shall, at the time of delivery of the certificates or depositary receipts for such shares (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for shares of Preferred Stock and/or other property upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates or the issuance or delivery of other securities or property to a Person other than, or in respect of the issuance or delivery of securities or other property in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for securities or other property in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10.  Preferred Stock Record Date.  Each Person in whose name any certificate for Preferred Stock or other securities (including any fraction of a share of Preferred Stock or such other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock or such other securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Stock or such other securities, as applicable, are closed, such Person shall be deemed to have become the record holder of such shares of Preferred Stock or such other securities on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open; and further provided, however, that if delivery of shares of Preferred Stock or such other securities is delayed pursuant to Section 9(c) hereof, such Person shall be deemed to have become the record holder of such shares of Preferred Stock or such other securities only when such shares or such other securities first become deliverable. Prior to the exercise of the Right evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.  Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights.  The Exercise Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue, change or alter any shares of its stock in a reclassification or recapitalization of the Preferred Stock (including any such reclassification or recapitalization in connection with a consolidation or merger in which the Company is the continuing or surviving Person), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Exercise Price in effect at the time of the record date for such dividend or the effective time of such subdivision, combination, reclassification or recapitalization, and the number and kind of shares of stock issuable on such date or at such time, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization; provided, however, that in no event shall the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the shares of stock of the Company issuable upon exercise of a Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to the provisions of Section 24 hereof, in the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then, promptly following any such occurrence (a “Section 11(a)(ii) Event”), proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Exercise Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, whether or not such Right was then exercisable, and dividing that product by (y) 50% of the Fair Market Value per share of Common Stock of the Company (determined pursuant to Section 11(d)) on the date of the occurrence of a Section 11(a)(ii) Event (such number of shares being referred to as the “Adjustment Shares”).

(iii) In lieu of issuing any shares of Common Stock of the Company in accordance with Section 11(a)(ii) hereof, the Company, acting by or pursuant to a resolution of the Board of Directors, may, and in the event that the number of shares of Common Stock of the Company which are authorized by the Company’s Charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, acting by or pursuant to a resolution of the Board of Directors, shall: (A) determine the excess of (X) the Fair Market Value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (Y) the Exercise Price attributable to each Right (such excess being referred to as the “Spread”) and (B) with respect to all or a portion of each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Exercise Price, (1) Common Stock of the Company or equity securities, if any, of the Company other than Common Stock of the Company (including without limitation shares, or units of shares, of preferred stock, such as the Preferred Stock, that the Board of Directors has determined to have the same value as shares of Common Stock of the Company (such shares of preferred stock being referred to herein as “Common Stock Equivalents”)), (2) cash, (3) a reduction in the Exercise Price, (4) Preferred Stock Equivalents which the Board of Directors has deemed to have the same value as shares of Common Stock of the Company, (5) debt securities of the Company, (6) other assets or securities of the Company or (7) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors after receiving the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Common Stock of the Company (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock of the Company could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to herein as the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock of the Company and of the Preferred Stock shall be the Fair Market Value (as determined pursuant to Section 11(d) hereof) per share of the Common Stock of the Company and the Preferred Stock, respectively, on the Section 11(a)(ii) Trigger Date, the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock of the Company on such date and the value of any Preferred Stock Equivalent shall be deemed to have the same value as the Preferred Stock on such date.

(b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Stock (or securities having the same or more favorable rights, privileges and preferences as the shares of Preferred Stock (“Preferred Stock Equivalents”)) or securities convertible into Preferred Stock or Preferred Stock Equivalents at a price per share of Preferred Stock or per share of Preferred Stock Equivalents (or having a conversion price per share, if a security convertible into Preferred Stock or Preferred Stock Equivalents) less than the Fair Market Value (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Preferred Stock Equivalents to be offered (and the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Fair Market Value and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and Preferred Stock Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the shares of stock of the Company issuable upon exercise of a Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be the Fair Market Value thereof determined in accordance with Section 11(d) hereof. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value (as determined pursuant to Section 11(d) hereof) per one one-thousandth of a share of Preferred Stock on such record date, less the Fair Market Value (as determined pursuant to Section 11(d) hereof) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one one-thousandth of a share of Preferred Stock and the denominator of which shall be the Fair Market Value (as determined pursuant to Section 11(d) hereof) per one one-thousandth of a share of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the shares of stock of the Company issuable upon exercise of a Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would be in effect if such record date had not been fixed.

(d) For the purpose of this Agreement, the “Fair Market Value” of any share of Preferred Stock, Common Stock or any other stock or any Right or other security or any other property shall be determined as provided in this Section 11(d).

(i) In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any share of stock is determined during a period following the announcement by the issuer of such stock of (x) a dividend or distribution on such stock payable in shares of such stock or securities convertible into shares of such stock or (y) any subdivision, combination or reclassification of such stock, and prior to the expiration of the 30 Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Fair Market Value shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by the OTC Bulletin Board, the Pink Sheets or such other system then in use; or, if on any such date no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors. If on any such date no market maker is making a market in such security, the Fair Market Value of such security on such date shall be determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors; provided, however, that if at the time of such determination there is an Acquiring Person, the Fair Market Value of such security on such date shall be determined by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. The term “Trading Day” shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) If a security is not publicly held or not so listed or traded, “Fair Market Value” shall mean the fair value per share of stock or per other unit of such security, determined reasonably and in good faith to the holders of the Rights by the Board of Directors; provided, however, that if at the time of such determination there is an Acquiring Person, the Fair Market Value of such security on such date shall be determined by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights; provided, however, that for the purposes of making any adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a share of Preferred Stock shall not be less than the product of the then Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple (as both of such terms are defined in the articles supplementary attached as Exhibit A hereto) applicable to the Preferred Stock and shall not exceed 105% of the product of the then Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock.

(iii) In the case of property other than securities, the Fair Market Value thereof shall be determined reasonably and in good faith to the holders of Rights by the Board of Directors; provided, however, that if at the time of such determination there is an Acquiring Person, the Fair Market Value of such property on such date shall be determined by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a share of Common Stock of the Company or hundred-millionth of a share of Preferred Stock, as the case may be, or to such other figure as the Board of Directors may deem appropriate. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

(f) If as a result of any provision of Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a), (b), (c), (d), (e), (g) through (k) and (m), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest hundred-millionth) as the Board of Directors determines is appropriate to preserve the economic value of the Rights, including, by way of example, that number obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock for which a Right may be exercisable immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-millionth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Exercise Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder without prejudice to any adjustment or change.

(k) Before taking any action that would cause an adjustment reducing the Exercise Price below the then aggregate par value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Exercise Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock or other stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the Fair Market Value, issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock, shall not be taxable to such stockholders.

(n) The Company covenants and agrees that it shall not, at any time after the Distribution Date and so long as the Rights have not been redeemed pursuant to Section 23 hereof or exchanged pursuant to Section 24 hereof, (i) consolidate with (other than a Subsidiary of the Company in a transaction that complies with the proviso at the end of this sentence), (ii) merge with or into, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with the proviso at the end of this sentence) if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale the stockholders of a Person who constitutes, or would constitute, the “Principal Party” for the purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, that, subject to the following sentence, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, or merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company. The Company further covenants and agrees that after the Distribution Date it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(o) Notwithstanding anything in this Agreement to the contrary, in the event the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare or pay any dividend on the outstanding Common Stock of the Company payable in shares of Common Stock of the Company or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock of the Company (by reclassification or otherwise than by payment of dividends in shares of Common Stock of the Company) into a greater or lesser number of shares of Common Stock of the Company, then in any such case (A) the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock of the Company outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock of the Company outstanding immediately after such event, and (B) each share of Common Stock of the Company outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock of the Company outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

(p) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and neither such exercise nor any exchange of Rights pursuant to Section 24 shall otherwise affect the rights of holders of Right Certificates under this Rights Agreement, including rights to purchase securities of the Principal Party following a Section 13 Event which has occurred or may thereafter occur, as set forth in Section 13 hereof. Upon exercise of a Right Certificate under Section 11(a)(ii), the Rights Agent shall return such Right Certificate duly marked to indicate that such exercise has occurred.

Section 12.  Certificate of Adjusted Exercise Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock of the Company a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock of the Company) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(n) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which is not prohibited by the proviso at the end of the first sentence of Section 11(n) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock of the

Company shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions, each of which is not prohibited by the proviso at the end of the first sentence of Section 11(n) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall have the right to receive, upon the exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and nonassessable shares of freely tradable Common Stock of the Principal Party (as hereinafter defined in Section 13(b)), free and clear of rights of call or first refusal, liens, encumbrances, transfer restrictions or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) or 11(a)(iii) hereof), and dividing that product by (2) 50% of the Fair Market Value (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, mortgage or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a) and the making of payments in cash and/or other securities in accordance with Section 11(a)(iii) hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

(b) “Principal Party” shall mean

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate Fair Market Value (determined pursuant to Section 11(d)), and if no securities are so issued, the Person that is the other party to the merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the highest aggregate Fair Market Value (determined pursuant to Section 11(d)); and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate Fair Market Value (determined pursuant to Section 11(d));

provided, however, that in any such case described in clauses (i) or (ii) of Section 13(b) hereof, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act (“Registered Common Stock”) or such Person is not a corporation, and such Person is a direct or indirect Subsidiary or Affiliate of another Person who has Registered Common Stock outstanding, “Principal Party” shall refer to such other Person; (2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, “Principal Party” shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, “Principal Party” shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate Fair Market Value (determined pursuant to Section 11(d)); and (4) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons has Registered Common Stock outstanding, “Principal Party” shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders’ equity or, if no such ultimate parent entity is a corporation, “Principal Party” shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

(c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto (x) the Principal Party shall have a sufficient number of authorized shares of its Common Stock, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this Section 13, and (y) the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in Section 13(a), the Principal Party at its own expense will:

(i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, cause such registration statement to become effective as soon as practicable after such filing and cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the Expiration Date;

(ii) qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

(iii) list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or meet the eligibility requirements for listing on an automated quotation system or such other system on which the Common Stock of the Company is then traded; and

(iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its charter or By-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current Fair Market Value (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such Fair Market Value, or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

Section 14.  Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(o) hereof, or to distribute Right Certificates which evidence fractional Rights. If the Company elects not to issue such fractional Rights, the Company shall pay, in lieu of such fractional Rights, to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right, as determined pursuant to Section 11(d) hereof.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the Fair Market Value of one one-thousandth of a share of Preferred Stock shall be determined pursuant to Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15.  Rights of Action.  All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Sections 18 and 20 hereof, are vested in the respective registered holders of the Right Certificates (or, prior to the Distribution Date, the registered holders of the Common Stock of the Company); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock of the Company), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock of the Company), may, in such registered holder’s own behalf and for such registered holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Right evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys’ fees, incurred by them in any action to enforce the provisions of this Agreement.

Section 16.  Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, each Right will be transferable only simultaneously and together with the transfer of shares of Common Stock of the Company;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

(c) subject to Sections 6(a) and 7(f), the Company and the Rights Agent may deem and treat the person in whose name a Right Certificate (or, prior to the Distribution Date, the associated certificate representing Common Stock of the Company) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate representing Common Stock of the Company made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and, subject to the last sentence of Section 7(e), neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as the result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligations; provided, however, that the Company must use commercially reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.  Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and attorney fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The provisions of this Section 18(a) shall survive the expiration of the Rights and the termination of this Agreement.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate representing Common Stock of the Company, Preferred Stock, or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it in good faith and without gross negligence to be genuine and to be signed and executed by the proper Person or Persons.

(c) The Rights Agent shall not be liable for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder. Any liability of the Rights Agent under this Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “Fair Market Value”) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof shall be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, a Vice President, the Treasurer, any Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Sections 11, 13 or 24(c) hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment furnished in accordance with Section 12 hereof), nor shall it be responsible for any determination by the Board of Directors of the Fair Market Value of the Rights or Preferred Stock pursuant to the provisions of Section 14 hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock of the Company or Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether or not any shares of Common Stock of the Company or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any person believed by the Rights Agent to be the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) or clause (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company by first class mail, provided, however, that in the event the transfer agency relationship in effect between the Company and the Rights Agent with respect to the Common Stock of the Company terminates, the Rights Agent will be deemed to have resigned automatically on the effective date of such termination. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause), effective immediately or on a specified date, by written notice given to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock of the Company and Preferred Stock, and by giving notice to the holders of the Right Certificates by any means reasonably determined by the Company to inform such holders of such removal (including without limitation, by including such information in one or more of the Company’s reports to stockholders or reports or filings with the Securities and Exchange Commission). If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States, the State of Maryland or the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Maryland or the State of New York), in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock of the Company and the Preferred Stock, and give notice to the holders of the Right Certificates by any means reasonably determined by the Company to inform such holders of such appointment (including without limitation, by including such information in one or more of the Company’s reports to stockholders or reports or filings with the Securities and Exchange Commission). Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.  Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock of the Company following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock of the Company so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

Section 23.  Redemption.

(a) The Board of Directors may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock dividend declared or paid, any subdivision or combination of the outstanding shares of Common Stock of the Company or any similar event occurring after the date of this Agreement (such redemption price, as adjusted from time to time, being hereinafter referred to as the “Redemption Price”). The Rights may be redeemed at any time prior to the earlier to occur of (i) a Distribution Date, or (ii) the Final Expiration Date.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights in accordance with Section 23 hereof, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights in accordance with this Section 23, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or Section 24 hereof or in connection with the purchase of shares of Common Stock of the Company prior to the Distribution Date.

(c) The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock of the Company (based on the Fair Market Value of the Common Stock of the Company as of the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

Section 24.  Exchange.

(a) (i) The Board of Directors may, at its option, at any time on or after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding Rights, whether or not previously exercised (but which exchange shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock of the Company per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Section 24(a)(i) Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock of the Company.

(ii) Notwithstanding the foregoing, the Board of Directors may, at its option, at any time on or after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock of the Company at an exchange ratio specified in the following sentence, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement. Subject to the adjustment described in the foregoing sentence, each Right may be exchanged for that number of shares of Common Stock of the Company obtained by dividing the Spread (as defined in Section 11(a)(iii)) by the then Fair Market Value of a share of Common Stock of the Company on the earlier of (x) the date on which any Person becomes an Acquiring Person or (y) the date on which a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act or any successor rule, if upon consummation thereof such Person could become an Acquiring Person (such exchange ratio being referred to herein as the “Section 24(a)(ii) Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock of the Company.

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights pursuant to Section 11(a)(ii) shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock of the Company equal to the number of such Rights held by such holder multiplied by the Section 24(a)(i) Exchange Ratio or the Section 24(a)(ii) Exchange Ratio, as applicable; provided, however, that the holder of a Right exchanged pursuant to this Section 24 shall continue to have the right to purchase securities or other property of the Principal Party following a Section 13 Event that has occurred or may thereafter occur. The Company shall promptly give notice of any such exchange in accordance with Section 26 hereof and shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock of the Company for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Preferred Stock Equivalent, as such term is defined in Section 11(b) hereof) for Common Stock of the Company exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or Preferred Stock Equivalent) for each share of Common Stock of the Company, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock of the Company shall have the same voting rights as one share of Common Stock of the Company.

(d) In the event that there shall not be sufficient shares of Common Stock of the Company or Preferred Stock (or Preferred Stock Equivalents) authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock of the Company or Preferred Stock (or Preferred Stock Equivalent) for issuance upon exchange of the Rights.

(e) The Company shall not be required to issue fractions of Common Stock of the Company or to distribute certificates which evidence fractional shares of Common Stock of the Company. If the Company elects not to issue such fractional shares of Common Stock of the Company, the Company shall pay, in lieu of such fractional shares of Common Stock of the Company, to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock of the Company would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole share of Common Stock of the Company. For the purposes of this paragraph (e), the Fair Market Value of a whole share of Common Stock of the Company shall be the closing price of a share of Common Stock of the Company (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.  Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with, or to effect any sale, mortgage or other transfer (or to permit one or more of its Subsidiaries to effect any sale, mortgage or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in one or more transactions each of which is not prohibited by the proviso at the end of the first sentence of Section 11(n) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock of the Company payable in Common Stock of the Company or to effect a subdivision, combination or consolidation of the Common Stock of the Company (by reclassification or otherwise than by payment of dividends in Common Stock of the Company) then in each such case, the Company shall give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock of the Company and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock of the Company and/or Preferred Stock, whichever shall be the earlier; provided, however, no such notice shall be required pursuant to this Section 25 as a result of any Subsidiary of the Company effecting a consolidation or merger with or into, or effecting a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company in a manner not inconsistent with the provisions of this Agreement.

(b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each registered holder of a Right Certificate and to the Rights Agent, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

Section 26.  Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, by facsimile transmission or by nationally-recognized overnight courier addressed (until another address is filed in writing with the Rights Agent) as follows:

Capital Trust, Inc.
410 Park Avenue, 14th Floor
New York, NY 10022
Facsimile: 212-655-0244
Attention: Chief Financial Officer

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, by facsimile transmission or by nationally-recognized overnight courier addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Facsimile: 718-921-8200
Attention: General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock of the Company) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.  Supplements and Amendments.  Prior to the occurrence of a Section 11(a)(ii) Event, the Company and the Rights Agent shall, if the Board of Directors so directs, supplement or amend any provision of this Agreement as the Board of Directors may deem necessary or desirable without the approval of any holders of certificates representing shares of Common Stock of the Company. From and after the occurrence of a Section 11(a)(ii) Event, the Company and the Rights Agent shall, if the Board of Directors so directs, supplement or amend this Agreement without the approval of any holder of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereof in any manner which the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person); provided, however, that from and after the occurrence of a Section 11(a)(ii) Event this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and the benefits to, the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person). Upon the delivery of such certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, and any failure of the Rights Agent to so execute such supplement or amendment shall not affect the validity of the actions taken by the Board of Directors pursuant to this Section 27. Prior to the occurrence of a Section 11(a)(ii) Event, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock of the Company. Notwithstanding any other provision hereof, the Rights Agent’s consent must be obtained regarding any amendment or supplement pursuant to this Section 27 which alters the Rights Agent’s rights or duties.

Section 28.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.  Determinations and Actions by the Board of Directors.  The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations and computations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject any member of the Board of Directors to any liability to the holders of the Rights or to any other person.

Section 30.  Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock of the Company).

Section 31.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in good faith that severing the invalid language from the Agreement would adversely affect the purpose or effect of the Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

Section 32.  Governing Law.  This Agreement and the Rights issued hereunder shall be governed by and construed in accordance with the internal laws of Maryland without regard to the principles of conflicts of laws; provided, however, that all provisions regarding the rights, obligations, duties and immunities of the Rights Agent shall be governed by and construed in accordance with, the laws of the State of New York. The courts of the State of Maryland and of the United States of America located in the State of Maryland (the “Maryland Courts”) shall have exclusive jurisdiction over any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, and any Person commencing or otherwise involved in any such litigation shall waive any objection to the laying of venue of such litigation in the Maryland Courts and shall not plead or claim in any Maryland Court that such litigation brought therein has been brought in an inconvenient forum. Notwithstanding the foregoing, the Company and the Rights Agent may mutually agree to a jurisdiction other than Maryland for any litigation directly between the Company and the Rights Agent arising out of or relating to this Agreement.

Section 33.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.  Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35.  Force Majeure.  Notwithstanding anything to the contrary contained herein, neither the Company nor the Rights Agent shall be liable for any delay or failure in performance resulting directly from any act or event beyond its reasonable control and without the fault or gross negligence of the delayed or non-performing party that causes a sudden, substantial or widespread disruption in business activities, including, without limitation, fire, flood, natural disaster or act of God, strike or other industrial disturbance, war (declared or undeclared), embargo, blockade, legal restriction, riot, insurrection, act of terrorism, disruption in transportation, communications, electric power or other utilities, or other vital infrastructure or any means of disrupting or damaging internet or other computer networks or facilities (each, a “Force Majeure Condition”); provided, that such delayed or non-performing party shall use reasonable commercial efforts to resume performance as soon as practicable. If any Force Majeure Condition occurs, the party delayed or unable to perform shall give prompt written notice to the other party, stating the nature of the Force Majeure Condition and any action being taken to avoid or minimize its effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal and attested, all as of the day and year first above written.

ATTEST:	CAPITAL TRUST, INC.

By: /s/ Geoffrey G. Jervis	By: /s/ Stephen D. Plavin
Name: Geoffrey G. Jervis	Name: Stephen D. Plavin
Title: Secretary	Title: President

ATTEST:	AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By: /s/ David Brill	By: /s/ Karishma Kadiani
Name: David Brill	Name: Karishma Kadiani
Title: Authorized Officer	Title: Counsel

Exhibit A

CAPITAL TRUST, INC.

ARTICLES SUPPLEMENTARY

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

Capital Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article VI of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board”), by duly adopted resolutions, reclassified and designated 50,000 shares of the authorized but unissued shares of preferred stock of the Corporation, $0.01 par value per share (the “Preferred Stock”), as shares of Series A Junior Participating Preferred Stock, $0.01 par value per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article VI of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof:

Section 1.  Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board in accordance with the Charter; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2.  Dividends and Distributions.

(A) (i) Subject to the rights of the holders of any shares of any class or series of preferred stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Class A Common Stock of the Corporation, par value $.01 per share (“Common Stock”) and of any other class or series of stock ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if authorized by the Board and declared by the Corporation out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The multiple of cash and non-cash dividends declared on the Common Stock to which holders of the Series A Preferred Stock are entitled, which shall be 1,000 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple.” In the event the Corporation shall at any time after March 3, 2011 (the “Rights Declaration Date”) (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii) Notwithstanding anything else contained in this paragraph (A), the Corporation shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Preferred Stock as provided in this paragraph (A) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

Section 3.  Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, which shall initially be 1,000 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple.” In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided in the Charter or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and the holders of shares of any other stock of this Corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) Whenever, at any time or times, dividends payable on any shares of Series A Preferred Stock shall be in arrears in an amount equal to at least six full quarter dividends (whether or not declared and whether or not consecutive), the holders of record of the outstanding shares of Series A Preferred Stock shall have the exclusive right, voting separately as a single class, to elect two directors of the Corporation at a special meeting of stockholders of the Corporation or at the Corporation’s next annual meeting of stockholders, and at each subsequent annual meeting of stockholders, as provided below.

(ii) Upon the vesting of such right of the holders of shares of Series A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Series A Preferred Stock as hereinafter set forth. A special meeting of the stockholders of the Corporation then entitled to vote shall be called by the Chairman of the Board, Chief Executive Officer or President of the Corporation or the Secretary of the Corporation, if requested in writing by the holders of record of not less than 5% of the shares of Series A Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of stockholders of the Corporation, the holders of the shares of Series A Preferred Stock shall elect, voting as above provided, two directors of the Corporation to fill the aforesaid vacancies created by the automatic increase in the number of members of the Board of Directors. At any and all such meetings for such election, the holders of a majority of the outstanding shares of Series A Preferred Stock shall be necessary to constitute a quorum for such election, whether present in person or proxy, and such two directors shall be elected by a plurality of the votes cast by the holders of Series A Preferred Stock. Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C). Any director elected by holders of shares of Series A Preferred Stock pursuant to this Section 3(C) may be removed at any annual or special meeting, by vote of a majority of the stockholders voting as a class who elected such director, with or without cause. In case any vacancy shall occur among the directors elected by the holders of shares of Series A Preferred Stock pursuant to this Section 3(C), such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of directors.

(iii) The right of the holders of shares of Series A Preferred Stock, voting separately as a class, to elect two members of the Board as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Series A Preferred Stock shall have been paid or declared and set apart for payment, at which time such right shall terminate, subject to revesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the Series A Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Series A Preferred Stock pursuant to this Section 3(C) shall terminate immediately and the number of directors shall be reduced accordingly. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

(D) Except as set forth herein, holders of Series A Preferred Stock shall have no voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(A) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) except as permitted in subsection 4(A)(iv) below, redeem, purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the

Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subsection (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall become authorized but unissued shares of preferred stock without designation as to series and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth in the Charter or otherwise required by law.

Section 6.  Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation (voluntary or otherwise), no distribution shall be made (x) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount (the “Series A Liquidation Preference”) equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000.00 per share or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of all cash or other property to be distributed per share to holders of Common Stock upon such liquidation, dissolution or winding up of the Corporation, or (y) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

Neither the consolidation of nor merging of the Corporation with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7.  Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series A Preferred Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  Redemption.  The shares of Series A Preferred Stock shall not be redeemable; provided, however, that the foregoing shall not limit the ability of the Corporation to purchase or otherwise deal in such shares to the extent otherwise permitted, by the Charter or by law.

Section 9.  Ranking.  Any class or series of shares of stock of the Corporation shall be deemed to rank: (A) prior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock; (B) on a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Junior Preferred Stock, if the holders of such class or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; or (C) junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up.

Section 10.  Fractional Shares.  Series A Preferred Stock may be issued in whole shares or in any fraction of a share that is one one-thousandth (1/1,000th) of a share or any integral multiple of such fraction, which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth (1/1,000th) of a share or any integral multiple thereof.

Section 11.  Amendment.  At any time any shares of Series A Preferred Stock are outstanding, the Charter and the foregoing Sections 1 through 10, inclusive, and this Section 11 shall not be amended in any manner, including by merger, consolidation or otherwise, which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

SECOND: The Series A Preferred Stock has been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary as of the 3rd day of March 2011.

Attested:	CAPITAL TRUST, INC.

By: /s/ Geoffrey G. Jervis	By: /s/ Stephen D. Plavin
Name: Geoffrey G. Jervis	Name: Stephen D. Plavin
Title: Secretary	Title: President and Chief Executive Officer

Exhibit B

FORM OF RIGHT CERTIFICATE

Certificate No. R-          Rights

NOT EXERCISABLE AFTER MARCH 14, 2014 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN OR THE RIGHTS ARE TERMINATED IN ACCORDANCE WITH SECTION 7(a) OF THE RIGHTS AGREEMENT (DEFINED BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF CAPITAL TRUST, INC., AT $0.001 PER RIGHT, ON THE TERMS SET FORTH IN THE TAX BENEFITS PRESERVATION RIGHTS AGREEMENT BETWEEN CAPITAL TRUST, INC. AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS RIGHTS AGENT, DATED AS OF MARCH 3, 2011 (THE ‘‘RIGHTS AGREEMENT”). UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

Right Certificate

CAPITAL TRUST, INC.

This certifies that          , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Rights Agreement dated as of March 3, 2011 (the “Rights Agreement”) between Capital Trust, Inc., a Maryland corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business on March 14, 2014 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of the Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $6.00 per one one-thousandth of a share (the ‘‘Exercise Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of          , based on the Preferred Stock as constituted at such date.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person or Associate or Affiliate thereof, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal office of the Company and the designated office of the Rights Agent and are also available upon written request to the Company or the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised. If this Right Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Right Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

Under certain circumstances, subject to the provisions of the Rights Agreement, the Board of Directors at its option may cause the Company to exchange all or any part of the Rights evidenced by this Certificate for shares of the Company’s Common Stock or Preferred Stock at an exchange ratio (subject to adjustment) specified in the Rights Agreement.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Board of Directors at its option at a redemption price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).

The Company is not obligated to issue fractional shares of stock upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts). If the Company elects not to issue such fractional shares, in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company as a document under corporate seal.

Attested:	CAPITAL TRUST, INC.

By:	By:
Name: Geoffrey G. Jervis	Name: Stephen D. Plavin
Title: Secretary	Title: President

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                     hereby sells, assigns and transfers unto                     (Please print name and address of transferee)                     this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                     Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate  ☐ are  ☐ are not being transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned  ☐ did  ☐ did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated: ,
Signature

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate.)

To CAPITAL TRUST, INC.:

The undersigned hereby irrevocably elects to exercise           Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying taxpayer number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate or if the Rights are being exercised pursuant to Section 11(a)(ii) of the Rights Agreement, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying taxpayer number:

(Please print name and address)

Dated: ,
Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate  ☐ are  ☐ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned  ☐ did  ☐ did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated: ,
Signature

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

CAPITAL TRUST, INC.
410 PARK AVENUE, 14TH FLOOR
NEW YORK, NY 10022
ATTN: GEOFFREY G. JERVIS
AUTHORIZE YOUR VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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AUTHORIZE YOUR VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
AUTHORIZE YOUR VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M35918-P12648	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITAL TRUST, INC. The Board of Directors recommends you vote		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:

01)	Samuel Zell	05)	Henry N. Nassau
02)	Thomas E. Dobrowski	06)	Stephen D. Plavin
03)	Martin L. Edelman	07)	Joshua A. Polan
04)	Edward S. Hyman	08)	Lynne B. Sagalyn

		For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposals:

2.	Approval and adoption of the Capital Trust, Inc. 2011 Long-term Incentive Plan.	☐	☐	☐

3.	Approval of the Tax Benefit Preservation Rights Agreement.	☐	☐	☐

4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice of Meeting and Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

M35919-P12648

CAPITAL TRUST, INC.
This proxy is solicited by the Board of Directors
Annual meeting of Stockholders
6/24/2011 10:00 AM
The undersigned Stockholder(s) hereby appoint(s) Stephen D. Plavin and Geoffrey G. Jervis, or either of them, as proxies for the undersigned, each with the full power to appoint his substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A Common Stock of CAPITAL TRUST, INC., a Maryland Corporation, that the Stockholder(s) is/are entitled to vote at the annual meeting of Stockholders to be held at 10:00 AM, EDT on 6/24/2011, at the offices of Paul Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
If you sign the proxy without otherwise indicating a vote on the proposals, this proxy will be voted “FOR” each of the nominees listed on the reverse side and “FOR” all proposals listed on the reverse side. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.
Continued and to be signed on reverse side